UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12

Montrose Environmental Group, Inc.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 Notice of Annual Stockholders Meeting & Proxy Statement

Date & Time	May 10, 2022, 9.00 a.m CT
Location	Online via live webcast at www.proxydocs.com/MEG

2022 ANNUAL PROXY STATEMENT

To Our Stockholders

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Montrose Environmental Group, Inc. The Annual Meeting will be held virtually on Tuesday, May 10, 2022, at 9:00am, Central time, over the internet. Stockholders can attend and participate in, including submitting questions and examining our stockholder list, the Annual Meeting by visiting www.proxydocs.com/MEG, the meeting website, and entering the requested information such as a valid control number. This meeting website will also include links for stockholders to vote their shares during the meeting. See “Q&A About Our Annual Meeting—How Do I Attend the Annual Meeting?” and “Q&A About Our Annual Meeting— How Do I Vote at the Annual Meeting?” in the Proxy Statement for more details.

We describe in detail the actions we expect to take at our Annual Meeting in the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement which follow this letter. The Company’s 2021 Annual Report on Form 10-K is also being made available to stockholders along with these materials.

We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2021 Annual Report to Stockholders, and how to vote on the proposals put before you this year. This Notice of Availability also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and 2021 Annual Report, and proxy card or voting instruction form. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice of Availability and will receive the proxy materials in the format requested. In addition, by following the e-consent instructions in the proxy card or voting instruction form, stockholders may choose to go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the accompanying proxy card or voting instruction form or vote electronically on the Internet or by telephone. See “Q&A About Our Annual Meeting—How Do I Vote?” in the Proxy Statement for more details. Returning the proxy card or voting instruction form or voting electronically over the Internet or by telephone does not deprive you of your right to attend the Annual Meeting or to vote your shares during the Annual Meeting up to and through the applicable deadlines set forth in your proxy materials.

Sincerely,

Vijay Manthripragada

President and Chief Executive Officer

2022 ANNUAL PROXY STATEMENT

2022 Notice of Annual Stockholders Meeting and Proxy Statement

Date and Time May 10, 2022 9:00 a.m. Central Time	Who Can Vote

Stockholders owning shares of the Company’s common stock at the close of business on March 16, 2022 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A list of registered stockholders entitled to vote at the meeting will be available at our office located at 5120 Northshore Drive, North Little Rock, AR 72118, for ten days prior to the meeting and online during the Annual Meeting.

Location Online via live webcast at www.proxydocs.com/MEG

Voting Items

The Annual Meeting of Stockholders (the “Annual Meeting”) of Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), is being held for the stockholders to consider the following proposals:

Proposals	Board Vote Recommendation	For Further Details

1.  To elect three Class II directors, J. Thomas Presby, James K. Price and Janet Risi Field to our Board of Directors to hold office until the Company’s 2025 annual meeting of stockholders, or until their successors are duly elected and qualified.

	“FOR” each director nominee listed in Proposal 1	Page 15

2. To ratify the appointment of Deloitte & Touche LLP, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.	“FOR”	Page 30

3. To approve, on a non-binding and advisory basis, the compensation of our named executive officers (“Say-on-Pay”).	“FOR”	Page 32

4. To conduct a non-binding and advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers (“Say-on-Frequency”).	“ONE YEAR”	Page 64

Stockholders will attend to other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

2022 ANNUAL PROXY STATEMENT

Materials for Review:

We encourage you to review the proxy materials for our Annual Meeting, which include our Proxy Statement and our 2021 Annual Report. On March 29, 2022, we made our proxy materials available on www.proxydocs.com/MEG and began mailing a Notice of Internet Availability of Proxy Materials or, if previously requested, paper or electronic copies of the proxy materials, to our stockholders. Please review the Notice of Availability for information on how to access the proxy materials and how to vote.

Attending the Meeting

Stockholders of record as of the close of business on March 16, 2022, the Record Date, are entitled to attend, participate in and vote at the Annual Meeting. To access and participate in the Annual Meeting, including submitting questions and viewing the list of registered stockholders as of the Record Date, and to vote during the Annual Meeting, stockholders of record should go to the meeting website at www.proxydocs.com/MEG, enter the control number found on your proxy materials such as your proxy card, your voting instruction form or your Notice of Availability of Proxy Materials, and follow the instructions on the website. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair will convene the Annual Meeting at 9:30 a.m. Central time on the date specified above and at the meeting website address specified above solely for the purpose of adjourning the Annual Meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the Company’s website at www.montrose-env.com.

We encourage you to review these proxy materials and vote your shares before the Annual Meeting.

FOR THE BOARD OF DIRECTORS

Nasym Afsari

General Counsel and Secretary

5120 Northshore Drive

North Little Rock, AR 72118

March 29, 2022

2022 ANNUAL PROXY STATEMENT

Page-i

2022 ANNUAL PROXY STATEMENT

FORWARD LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “intend,” “expect”, and “may”, and other similar expressions that predict or indicate future events or that are not statements of historical matters.

Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance, results or outcomes to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them.

In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, for additional information regarding the risks and uncertainties that may cause actual results or outcomes to differ materially from those expressed in any forward-looking statement.

Page-1

2022 ANNUAL PROXY STATEMENT

MONTROSE ENVIRONMENTAL GROUP, INC.

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING

General

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Montrose Environmental Group, Inc., a Delaware corporation, of proxies to be voted at our 2022 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). The Annual Meeting will be held virtually at www.proxydocs.com/MEG, on May 10, 2022 at 9:00 a.m. Central time. Unless the context otherwise requires, all references in this Proxy Statement to “Montrose,” “Company,” “we,” “us,” and “our” refer to Montrose Environmental Group, Inc. and its subsidiaries.

The Company’s mailing address and principal executive office is 5120 Northshore Drive, North Little Rock, AR 72118. The telephone number for this location is (501) 900-6400. Our website is montrose-env.com. The information contained on, or that can be accessed through, our website is not part of this Proxy Statement.

Matters to consider

At the Annual Meeting, you will consider and vote on:

Proposal	Description	Board’s Recommendation

Proposal 1	Election of our three Class II director nominees, J. Thomas Presby, James K. Price and Janet Risi Field	FOR

Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022	FOR

Proposal 3	To approve, on a non-binding and advisory basis, the compensation of our named executive officers	FOR

Proposal 4	To conduct a non-binding and advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers	“ONE YEAR”

Internet Availability of Proxy Materials

The Securities and Exchange Commission (“SEC”) has adopted rules and regulations allowing public companies to send their stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions for accessing proxy materials online, rather than mailing a full set of printed proxy materials. We have elected to take advantage of these rules because we believe most stockholders will find this method of delivery convenient and efficient, it helps us reduce our carbon footprint and it reduces cost.

Page-2

2022 ANNUAL PROXY STATEMENT

In accordance with such rules, a Notice will be mailed on or about March 29, 2022 to all stockholders entitled to vote at the Annual Meeting other than those stockholders who have previously requested to receive paper copies of the proxy materials or to receive proxy materials electronically, who will receive the materials in the format requested. The Notice will have instructions for stockholders on how to:

•	Access Montrose’s proxy materials via a website;

•	Request that a printed copy of the proxy materials be mailed to them; and

•

How to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Questions about the Meeting and Related Matters

For additional information regarding the meeting, including how to attend virtually, and voting, including how to vote and what level of support are required for a given proposal, please see “Q&A About Our Annual Meeting” later in this Proxy Statement.

How to Vote—Your Vote is Important

INTERNET	TELEPHONE	MAIL	DURING THE MEETING
Follow the instructions provided in the Notice, separate proxy card, or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.	You can vote online during the Annual Meeting. Beneficial holders must contact their broker or other nominee if they wish to vote during the meeting.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 10, 2022. The notice, Proxy Statement, and 2021 Annual Report on Form 10-K are available at www.proxydocs.com/MEG. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

Page-3

2022 ANNUAL PROXY STATEMENT

CORPORATE GOVERNANCE

The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and the Jumpstart Our Business Startups Act as well as various rules promulgated by the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange (“NYSE”). The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

Corporate Governance Guidelines

The Board of Directors has approved Principles of Corporate Governance for the Company. The Principles of Corporate Governance address, among other things:

•	The role of the Board of Directors;

•	The composition of the Board of Directors, including size and membership criteria;

•	Board leadership;

•	Service on other boards and audit committees;

•	Functioning of the Board, including regularly held meetings and executive sessions of independent directors;

•	Structure and functioning of the Committees of the Board;

•	Director access to management, employees and advisors;

•	Director compensation;

•	Succession planning; and

•	Board and Committee performance evaluations.

Review of Director Nominees

The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described under “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below. For incumbent directors, the factors also include past performance on the Board of Directors and its Committees.

Director Independence

The rules of NYSE require a majority of directors to be independent and a fully independent audit committee, compensation committee and nominating committee. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Page-4

2022 ANNUAL PROXY STATEMENT

Under the rules of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that person does not have a material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

As part of its annual evaluation process, our Board of Directors has affirmatively determined that each of J. Miguel Fernandez de Castro, Peter M. Graham, Peter Jonna, Robin L. Newmark, Richard E. Perlman, J. Thomas Presby, James K. Price and Janet Risi Field is independent, as defined under and required by the federal securities laws and NYSE rules. Mr. Manthripragada, our President and Chief Executive Officer, is not independent because of his position as an executive officer. At all times during the fiscal year ended December 31, 2021, our Board of Directors has consisted of a majority of independent directors and each of our Audit, Compensation, and Nominating and Corporate Governance Committees have been comprised solely of independent board members, as required by federal securities laws and the NYSE rules

Board Leadership Structure

The Company’s Principles of Corporate Governance provide that the Board shall periodically review and establish and maintain the most effective leadership structure for the Company. The Board selects its chairman in a way that it considers in the best interests of the Company and does not have a policy on whether the roles of Chairman and Chief Executive Officer should be separate or combined. Currently, the roles are separate and the Board is chaired by a non-executive Chairman, Mr. Perlman. The Board has determined that, presently, having a non-executive Chairman provides significant advantages to the Board, as it allows Mr. Manthripragada to focus on the Company’s day-to-day operations, while allowing the Chairman to lead our Board of Directors in its role of providing oversight and advice to management. The Principles of Corporate Governance, however, provide us with the flexibility to combine these roles in the future, permitting the roles of Chief Executive Officer and Chairman to be filled by the same individual. This provides our Board of Directors with flexibility to determine whether the two roles should be combined in the future based on our company’s needs and our Board of Directors’ assessment of our leadership structure from time to time.

In addition, pursuant to the Company’s Principles of Corporate Governance, in the event the Chairman is not an independent director, then the Board shall also appoint a lead independent director whose responsibilities would include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving information sent to the Board; approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; serving as liaison between the Chairman and the independent directors; being available for consultation and communication with major stockholders upon request; and such other responsibilities delegated thereto by the Board. Any lead independent director shall have the authority to call executive sessions of the independent directors. Because the Board is currently led by our non-executive Chairman Mr. Perlman, there is no lead independent director. As Chairman, Mr. Perlman presides at executive sessions of independent directors.

Page-5

2022 ANNUAL PROXY STATEMENT

Annual Board and Committee Evaluation Process

The Nominating and Corporate Governance Committee, under the oversight of the full Board, conducts an evaluation of its performance and effectiveness as well as that of the three committees on an annual basis. The purpose of the evaluation is to elicit feedback on an anonymous basis concerning how the Board and committees are meeting their responsibilities and to identify ways to enhance the Board’s and committees’ effectiveness. As part of the evaluation, each director completes a written questionnaire developed by the Nominating and Corporate Governance Committee focused both on the director’s view of procedural matters, whether each committee’s charter responsibilities have been met, and questions on the effectiveness of the Board and the committees on which the respective director serves, including soliciting areas for recommended improvement. The collective ratings and comments of the directors are compiled and then presented to the Nominating and Corporate Governance Committee and to the full Board for discussion and action, as needed.

Meetings of the Board of Directors

The Board of Directors holds regularly scheduled meetings throughout the year and holds additional meetings from time to time as the Board of Directors deems necessary or desirable to carry out its responsibilities. The Board of Directors held twelve meetings during fiscal year 2021. All directors other than Mr. Jonna attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during fiscal year 2021. The Board of Directors has a policy that directors are expected to attend the annual meetings of stockholders. Due to the COVID-19 pandemic, the Company’s 2021 annual meeting was held virtually and all directors attended the meeting virtually.

Page-6

2022 ANNUAL PROXY STATEMENT

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates pursuant to a charter that was adopted by our Board of Directors.

Audit Committee
Members: J. Thomas Presby (Chair) Peter M. Graham J. Miguel Fernandez de Castro

Primary Responsibilities

The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of our company as well as our subsidiary companies and to oversee the internal and external audit processes. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others and the system of internal controls established by management and the Board of Directors.

The Audit Committee oversees the independent auditors, including their independence and objectivity. However, Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

At all times during the fiscal year ended December 31, 2021, the Audit Committee has been comprised entirely of independent directors as required by SEC and NYSE rules. Our Board of Directors has determined that J. Thomas Presby qualifies as an audit committee financial expert under the federal securities laws and that each member of the Audit Committee is financially literate, as required under NYSE rules. The Audit Committee held six meetings in fiscal 2021.

Page-7

2022 ANNUAL PROXY STATEMENT

Compensation Committee

Members: Peter M. Graham (Chair) Richard E. Perlman J. Thomas Presby James K. Price

Primary Responsibilities

The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our employees, officers and non-management directors. These responsibilities include reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating executive officer performance in light of those goals and objectives and setting compensation for these officers based on those evaluations. Our Compensation Committee also administers and has discretionary authority over the issuance of equity awards under our equity incentive plan. Our Compensation Committee may delegate its duties and authorities to one or more subcommittees.

The Compensation Committee may delegate authority to review and approve the compensation of our non-executive employees to certain of our executive officers, including with respect to awards made under our equity incentive plan. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our non-executive employees and the size of equity grants under our equity incentive plan. At all times during the fiscal year ended December 31, 2021, the Compensation Committee has been comprised entirely of independent directors as required by NYSE rules. The Compensation Committee held eight meetings in fiscal 2021.

Page-8

2022 ANNUAL PROXY STATEMENT

Nominating and Corporate Governance Committee

Members: Robin L. Newmark (Chair) Richard E. Perlman James K. Price

Primary Responsibilities

Our Nominating and Corporate Governance committee oversees all aspects of our corporate governance functions. The Committee makes recommendations to our Board of Directors regarding director candidates and assists our Board of Directors in determining the composition of our Board of Directors and its Committees. The qualifications that the Nominating and Corporate Governance Committee and the Board consider in identifying qualified candidates to serve as directors include, among others, the ability to uphold the Company’s mission, skills (such as financial background and abilities), education, professional, scientific and academic affiliations, experience, age, length of service, positions held, and geographies served. The Nominating and Corporate Governance Committee also considers diversity of viewpoints, backgrounds, experience and other demographics, including race and ethnicity and gender, in evaluating director candidates and how they can contribute to the overall composition of the Board and will also consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity across these measures as part of evaluating the composition of the Board. Once potential candidates are identified (including those candidates recommended by stockholders), the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates. Final candidates are then chosen and interviewed by other Board or management representatives. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Stockholders interested in making recommendations of director candidates should contact the Nominating and Corporate Governance Committee as described below under “Contacting the Board of Directors.”

At all times during the fiscal year ended December 31, 2021, the Nominating and Corporate Governance Committee has been comprised entirely of independent directors as required by NYSE rules. The Nominating and Governance Committee held four meetings in fiscal 2021.

Committee Charters

The Board of Directors has adopted formal charters for each of its three standing Committees. These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors and assisting the Board in discharging its duties in supervising and governing the Company. The charters are available on the Company’s website at www.montrose-env.com by following the links to “Investors” and “Corporate Governance” or upon written request to the Company, as set forth under “Availability of Documents” below.

Page-9

2022 ANNUAL PROXY STATEMENT

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.

While the Board maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance and, along with the Board, is briefed periodically regarding cybersecurity risk. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees, as well as risks related to the Company’s environmental, social and governance practices. Management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Peter M. Graham, Richard E. Perlman, J. Thomas Presby, and James K. Price. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors. For a description of the transactions between us and members of the Compensation Committee, see the transactions described in the section entitled “Certain Relationships and Related Party Transactions.”

Codes of Ethics

In addition to the Principles of Corporate Governance, the Board of Directors has adopted a Code of Ethics and Business Conduct applicable to employees and a Code of Ethics and Business Conduct applicable to the Board. These Code of Ethics, along with the Principles of Corporate Governance,

Page-10

2022 ANNUAL PROXY STATEMENT

serve as the foundation for the Company’s system of corporate governance. They also provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or NYSE rules, the Company will disclose such amendment or waiver and the reasons therefor on its website at www.montrose-env.com.

Availability of Documents

The full text of the Principles of Corporate Governance, the Code of Ethics and Business Conduct and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are accessible by following the links to “Investors” and “Governance” on the Company’s website at www.montrose-env.com. The Company will furnish without charge a copy of the foregoing to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, AR 72118, Attention: Investor Relations.

Contacting the Board of Directors

You can contact an individual director, the Board of Directors as a group or a specified Board Committee or group, including the non-management directors as a group, to provide comments, to report concerns, to make recommendations regarding candidates for director, or to ask a question, by writing to the following address: Corporate Secretary, Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, AR 72118, noting to whose attention the communication should be directed. You may submit your concern anonymously or confidentially. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to the Board, to a Board committee, or to any individual directors or groups of directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that our Corporate Secretary review correspondence directed to the Board and not forward certain items which are unrelated to the duties and responsibilities of the Board, such as service complaints, service inquiries, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly inappropriate will be excluded. Any communication that is filtered out will be made available to any director upon request.

Page-11

2022 ANNUAL PROXY STATEMENT

Director Compensation

Our non-management directors are eligible to receive compensation for their services on our Board of Directors and its committees in the form of cash retainers and restricted stock awards (provided that, beginning in fiscal year 2022, Mr. Jonna will receive cash in lieu of the restricted stock awards as described in more detail below). The Board did not make any changes to the compensation program for 2021 compared to the prior year. After consideration of peer group director compensation programs provided by Aon, our independent compensation advisor, and the time and effort dedicated by directors to their positions on our Board on December 16, 2021, our Board approved the annual compensation packages for our non-management directors for their service on our Board of Directors and its committees for the fiscal year ended December 31, 2022 as set forth below.

	2021 Director Compensation ($)	2022 Director Compensation ($)

Annual Cash Retainer	75,000(1)	90,000(1)

Annual Equity Grant	75,000(2)	110,000(2)(3)

Total Base Compensation	150,000	200,000

Committee Chair Cash Retainers

• Audit	10,000	50,000

• Compensation	7,500	30,000

• Nominating and Corporate Governance	5,000	10,000

Non-Executive Chair Cash Retainer	50,000	80,000

(1)	Annual cash retainers are paid quarterly, in arrears.
(2)

Our non-management directors receive an award of restricted stock, with the number of shares determined by dividing the annual equity grant amount by the closing price of our common stock on the date of the grant (or the prior trading date, if the date of grant falls on a non-trading day); residual amounts resulting from rounding to whole shares are paid in cash. All restricted stock granted to our non-management directors vest on the one-year anniversary from the date of grant.

(3)

$110,000 in value of the annual equity grant payable to Mr. Jonna, the Oaktree designee on our Board, is to be made in cash rather than in equity, given that all director compensation payable to Mr. Jonna is immediately transferred to Oaktree.

Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws and the indemnification agreements entered into with the directors. Our Board may revise the compensation arrangements for our directors from time to time.

Page-12

2022 ANNUAL PROXY STATEMENT

The following table sets forth the compensation earned by our non-management directors for the fiscal year ended December 31, 2021.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)	Total ($)

J. Miguel Fernandez de Castro	75,000	74,985	149,985

Peter M. Graham	82,500	74,985	157,485

Peter Jonna(3)	147,000	249,959	396,959

Robin L. Newmark	80,000	74,985	154,985

Richard E. Perlman	125,000	74,985	199,985

J. Thomas Presby	85,000	74,985	159,985

James K Price	75,000	74,985	149,985

Janet Risi Field(4)	15,000	14,996	29,996

(1)

Represents the aggregate grant date fair value of the award of restricted stock granted under the Company’s Amended and Restated 2017 Stock Incentive Plan (the “Stock Plan”) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). For all directors other than Mr. Jonna and Ms. Risi, the fair value reported equals the number of restricted shares granted, which was 2,422, multiplied by the closing price of the Company’s common stock of $30.96 per share on December 31, 2020, the trading day immediately prior to the date of grant. Mr. Jonna received an aggregate of 4,543 shares of restricted stock on May 11, 2021, representing 2,112 shares of restricted stock for his director compensation grant for the 2020 partial year in which he served on the Board, and 2,422 shares of restricted stock for his fiscal year 2021 service, and as such, the fair value reported for Mr. Jonna’s stock awards equals the aggregate number of restricted shares granted multiplied by the closing price of the Company’s common stock of $55.13 on May 11, 2021, the date of grant. Prior to May 11, 2021, Mr. Jonna had not received any compensation for his services as a director. See footnote 3. Ms. Risi received an aggregate of 243 shares of restricted stock on October 19, 2021, her date of appointment to the Board, for the portion of fiscal year 2021 that she served on the Board. The fair value reported for Ms. Risi’s stock award equals the aggregate number of shares of restricted stock granted multiplied by the closing price of the Company’s common stock of $61.71 on October 19, 2021, the date of grant.

Page-13

2022 ANNUAL PROXY STATEMENT

(2)	The following table sets forth the aggregate number of stock awards and stock options outstanding as of December 31, 2021:

Name	Aggregate Shares Subject to Outstanding Stock Awards (#)(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Number of Securities Underlying Unexercised Options (#) Unexercisable

J. Miguel Fernandez de Castro	4,089	—	—

Peter M. Graham	4,089	—	—

Peter Jonna	2,422	—	—

Robin L. Newmark	2,422	—	—

Richard E. Perlman	4,089	—	—

J. Thomas Presby	4,089	10,000	—

James K Price	4,089	—	—

Janet Risi Field	243	—	—

(a)

Shares reflected in this column vest as follows: 2,422 of the shares reported for each director other than Ms. Risi, who holds 243 shares, are shares of restricted stock that vested on January 1, 2022 and 1,667 of the shares reported for each director other than Mr. Jonna, Dr. Newmark and Ms. Risi are shares of restricted stock that vested on January 11, 2022.

(b)	Stock options have an exercise price of $9.76 per share of common stock and are fully vested.

(3)

Mr. Jonna originally joined the Board of Directors in April 2020, but was not initially compensated for his services as a director. In 2021, Mr. Jonna was paid compensation for his services as a director for the prorated portion of the fiscal year ended December 31, 2020, as well as the fiscal year ended December 31, 2021. Due to the limitations in value of grants to be provided to any director in the Stock Plan, the balance owed to Mr. Jonna in excess of this limit was paid in cash. All director compensation earned by Mr. Jonna has been or will be transferred to Oaktree Capital Management, L.P. or one of its affiliates (collectively, “Oaktree”) following vesting, or in the case of cash payments, at the time of payment.

(4)	Ms. Risi’s compensation for the fiscal year ended December 31, 2021 was prorated based on her date of appointment to the Board of Directors in October 2021.

Stock Ownership Guidelines

Our Board believes that, in order to more closely align the interest of our non-management directors with the long-term interests of our stockholders, all non-management directors should maintain a level of equity interests in the Company’s common stock. Under our recently updated Stock Ownership Guidelines, all non-management directors (other than any director appointed pursuant to a contractual right, such as that of the holder of our Series A-2 preferred stock) are expected to hold at least five times the annual cash retainer (currently $450,000) in stock or stock equivalents, subject to a five-year phase-in period following our initial public offering in July 2020, or for subsequent appointments, from the director’s date of appointment. As of January 31, 2022, all of the non-management directors subject to the ownership guidelines exceeded or were on track to meet this requirement. See “Compensation Discussion and Analysis” for a discussion of stock ownership guidelines applicable to our executive officers.

Page-14

2022 ANNUAL PROXY STATEMENT

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, Class I, Class II and Class III, each consisting of as near an equal number of directors as possible.

Under our certificate of incorporation, the total number of directors will be determined from time to time by our Board. At present, our Board has the number of directors at nine, with three directors in each Class. Our directors serve staggered terms according to class, so that only a single class of directors shall have terms expiring in any given year. Those who are elected as directors upon expiration of a term shall serve for a three-year term and until the election and qualification of their respective successors in office, or until the director’s earlier death, resignation or removal.

The current terms of our three Class II directors, J. Thomas Presby, James K. Price and Janet Risi Field, will expire at the Annual Meeting. Our Board has nominated Messrs. Presby and Price and Ms. Risi for election as our Class II directors with terms expiring at the 2025 annual meeting of stockholders. Ms. Risi, who was first identified by our non-management directors as a prospective candidate for our Board, was recommended to our Board for appointment by the Nominating and Corporate Governance Committee and subsequently appointed by the Board on October 19, 2021. Please see “The Board of Directors” below for information about the nominees for election as directors and the current members of the Board who will continue serving following the Annual Meeting, their business experience and other pertinent information.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card or voting instruction form or vote electronically over the Internet or by telephone, your shares will be voted for the election of the three nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director. The Company did not receive any stockholder nominations for director for the Annual Meeting.

Required Vote

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends that you vote FOR each of the three Nominees.

Page-15

2022 ANNUAL PROXY STATEMENT

THE BOARD OF DIRECTORS

The Company’s Board of Directors collectively provide a significant breadth of experience, knowledge and ability to effectively represent the interests of stockholders, uphold the Company’s mission and provide a broad set of perspectives. The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee/director should serve on the Board of Directors. Please refer to Item 1, Business in the Company’s 2021 Annual Report on Form 10-K for biographical information pertaining to the Company’s executive officers.

Class II Director Nominees

Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Name and Experience	Age	Committee

J. Thomas Presby

Mr. Presby has been a Director since August 2016. Mr. Presby is a former partner of Deloitte, where, in his 30 years as a partner, he held numerous leadership positions within the United States and abroad, including ten years in Paris and Central Europe developing Deloitte’s global network. Before retiring in 2002, he served seven years as Global Deputy Chairman and Chief Operating Officer. Following his retirement from Deloitte, Mr. Presby has served on the board of directors and as audit committee Chair of nine other publicly listed companies, including American Eagle Outfitters, Inc., ExamWorks Group, Inc., First Solar, Inc., Greenpoint Financial Corp., Invesco Ltd., PracticeWorks Inc., Tiffany & Co., TurboChef Technologies, Inc. and World Fuel Services Corp., as well as several privately held companies. He recently retired from the New York Chapter of the National Association of Corporate Directors after more than ten years of service. Mr. Presby previously served as a trustee of Rutgers University, Montclair State University and as director and chairman of the audit committee of The German Marshall Fund of the United States. Mr. Presby received a Bachelor of Science in electrical engineering from Rutgers University and a Master of Science in industrial administration from the Carnegie Mellon University Graduate School of Business. He is a Life Member of the AICPA.

Mr. Presby brings a significant level of financial and accounting expertise to the Board developed at the highest levels during his more than 30-year career with Deloitte, working with numerous listed companies, as well as his extensive resume of audit committee and audit committee chair service for a number of public and private companies. This experience also provides invaluable insight regarding public company reporting matters, as well as a deep understanding of the process of an audit committee’s interactions with the Board, management and the external auditor.

	81	Audit (Chair) Compensation

Page-16

2022 ANNUAL PROXY STATEMENT

Name and Experience	Age	Committee

James K. Price

Mr. Price has been a Director since December 2013. Mr. Price is a co-founder of ExamWorks Group, Inc., a provider of independent medical examination services, and has served as its Co-Executive Chairman since January 2020. Previously, Mr. Price served as Chief Executive Officer of ExamWorks from October 2010 to January 2020, and as Co-Chairman of the Board and Co-Chief Executive Officer of ExamWorks from 2008 to 2010. Before ExamWorks, Mr. Price served as President, Chief Executive Officer and director of TurboChef Technologies, Inc. and as President, Chief Executive Officer and a director of PracticeWorks, Inc. Mr. Price was a co-founder of AMICAS, Inc. and served as its Executive Vice President and Secretary. Mr. Price has served as an executive officer of American Medcare and also co-founded and was an executive officer of International Computer Solutions. Mr. Price sits on the board of directors of several privately-held companies and non-profit organizations. Mr. Price holds a Bachelor of Arts in marketing from the University of Georgia.

Mr. Price’s qualifications to serve on our Board include his expertise in business and corporate strategy and his strong background with early-stage companies like ours that grew both organically and through strategic acquisitions. Mr. Price’s extensive resume as the chief executive officer of other companies also contributes valuable executive and management experience to the Board’s collective knowledge. His broad experience with other public and private company boards also brings important insight and guidance to the Board regarding its responsibilities and best practices in corporate governance.

	63	Compensation

Janet Risi Field

Ms. Risi has been a Director since October 2021. Ms. Risi currently serves as President and Chief Executive Officer of Independent Purchasing Cooperative, an international supply chain management organization she founded in 1996. Prior to founding Independent Purchasing Cooperative, Ms. Risi was a commodities buyer for Ralston Purina and held a number of other positions within the food industry. Ms. Risi also serves on the board of directors for several private companies and charitable organizations. Ms. Risi received a B.A. in English and a minor in Business from DePauw University.

Ms. Risi’s qualifications to serve on our Board include her experience founding and growing a successful, international business, which is particularly helpful as we grow our business further and expand internationally, as well as her extensive executive and leadership skills gained over the course of her professional career. Ms. Risi’s service on other public and private company boards, including serving as a compensation committee chair of a public company, brings important insight and guidance to the Board regarding its responsibilities and best practices regarding executive compensation.

	62	None

Page-17

2022 ANNUAL PROXY STATEMENT

Continuing Directors

Class III Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Name and Experience	Age	Committee

Peter M. Graham

Mr. Graham has been a Director since June 2017. Mr. Graham is a private investor and has been a partner at One Better Ventures LLC, a private advisory and investment company, since June 2017. Mr. Graham currently serves on the board and as chairman of the audit committee of Thrive Acquisition Corporation, a publicly held special purpose acquisition company. Mr. Graham served for seventeen years as chairman of the board of Seventh Generation, Inc., a privately held consumer products company, until it was sold to Unilever PLC in October 2016. Until 2004, Mr. Graham held various positions with Ladenburg Thalmann Group Inc., including Principal, President and Vice Chairman. In addition to serving on the board of directors of a number of public and privately-held companies prior to 2014, including in the role of lead independent director and chair of the audit and compensation committees, Mr. Graham served on the board of directors of ExamWorks Group, Inc. until May 2016, where he served as a member of the audit, compensation and nominating and corporate governance committees.

Mr. Graham’s extensive service on other public and private company boards, including serving as a lead independent director and audit and compensation committee chair, brings important insight and guidance to the Board regarding its responsibilities, including as a public company, as well as best practices in corporate governance. Mr. Graham’s exposure to the investment banking industry contributes extensive knowledge of finance and capital markets to the Board.

	67	Compensation (Chair) Audit

Page-18

2022 ANNUAL PROXY STATEMENT

Name and Experience	Age	Committee

Peter Jonna

Mr. Jonna has been a Director since April 2020. Mr. Jonna has worked in the GFI Energy Group of Oaktree, a global asset management firm specializing in alternative investment strategies, since 2013, where he is responsible for sourcing, executing and overseeing investments in leading companies in the energy, utility and industrials sectors. Mr. Jonna has worked as a Managing Director at Oaktree since January 2020. His prior positions include serving as a Senior Vice President from July 2017 to January 2020 and as a Vice President from July 2015 to July 2017. Mr. Jonna currently also serves on the boards of Shoals Technologies Group (NASDAQ: SHLS), Signal Energy and TPI Composites (NASDAQ: TPIC). Mr. Jonna previously served on the boards of directors of Array Technologies (NASDAQ: ARRY), Fidelity Building Services Group, Infrastructure & Energy Alternatives (NASDAQ: IEA), MaxGen Energy Services, Power Factors, and Sterling Solutions. Prior to joining Oaktree, Mr. Jonna was an investment analyst in the Americas investment team of the UBS Infrastructure Asset Management strategy investing directly in energy, power and transportation infrastructure assets.

Mr. Jonna earned an M.S. in civil engineering from Stanford University and a B.S. in civil engineering from University of California, Los Angeles. Mr. Jonna has been appointed to our Board by an affiliate of Oaktree Capital Management, L.P., the holder of our outstanding shares of Series A-2 Preferred Stock, pursuant to the right of the Series A-2 stockholder to elect one member to our board of directors. Mr. Jonna is qualified to serve as a member of our Board because of his broad business and financial background in sourcing and investing in the energy and utility sectors and his position as a board member on multiple other companies, including public companies, active in the energy and utility sectors.

	36	None

Page-19

2022 ANNUAL PROXY STATEMENT

Name and Experience	Age	Committee

Richard E. Perlman

Mr. Perlman has been a Director since December 2013, and Chairman of the Board since July 2019. Mr. Perlman is a co-founder of ExamWorks Group, Inc., a provider of independent medical examination services, and has served as its Co-Executive Chairman since January 2020, and previously served as its Executive Chairman from October 2010 to January 2020. Mr. Perlman is also the Chairman of Compass Partners, LLC, a merchant banking firm specializing in middle market companies, which he founded in 1995. Mr. Perlman’s previous positions include serving as Executive Chairman of TurboChef Technologies, Inc., PracticeWorks, Inc. and AMICAS and on the board of directors of The One Group Hospitality, Inc. Mr. Perlman sits on the boards of various privately-held companies and serves on The Executive Advisory Board of The Wharton Undergraduate School, The Wharton Entrepreneurship Advisory Board and is a part time faculty member of The Wharton School. He is also a board member of The James Beard Foundation and the Boys and Girls Club of Sarasota. Mr. Perlman is a graduate of the Wharton School of the University of Pennsylvania and received his Master of Business Administration from The Columbia University Graduate School of Business.

Mr. Perlman’s qualifications to serve on our Board include his expertise in business and corporate strategy and his strong background with early-stage companies like ours that grew both organically and through strategic acquisitions. His broad experience with other public and private company boards also brings valuable insight and guidance to the Board regarding its responsibilities and best practices in corporate governance. Mr. Perlman’s significant background in banking and other fiscal matters brings meaningful value the Board’s approach to the Company’s financial positioning.

	75	Compensation Nominating and Corporate Governance

Page-20

2022 ANNUAL PROXY STATEMENT

Continuing Directors

Class I Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Name and Experience	Age	Committee

J. Miguel Fernandez de Castro

Mr. Fernandez de Castro has been a Director since December 2013. Mr. Fernandez de Castro has served as Co-Chief Executive Officer of ExamWorks Group, Inc., a provider of independent medical examination services, since January 2020, and as Chief Financial Officer of ExamWorks since March 2009. Previously, Mr. Fernandez de Castro served as Senior Executive Vice President of ExamWorks from March 2009 to January 2020. Before ExamWorks, Mr. Fernandez de Castro served first as Senior Vice President and subsequently as Chief Financial Officer and Vice President and Controller of TurboChef Technologies, Inc. Before TurboChef, Mr. Fernandez de Castro held various positions with PracticeWorks, Inc. Mr. Fernandez de Castro began his career in the audit services group of BDO Seidman, LLP. Mr. Fernandez de Castro received a Bachelor of Arts in Economics and Spanish and a Masters in Accounting from the University of North Carolina at Chapel Hill. Mr. Fernandez de Castro is a Certified Public Accountant in the State of Georgia.

Mr. Fernandez de Castro’s broad executive finance and accounting experience, as well as his professional accounting background, provide the Board with important expertise regarding accounting, financial and treasury matters. This experience also brings to the Board important depth of knowledge regarding public company reporting.

	50	Audit

Vijay Manthripragada

Mr. Manthripragada joined Montrose Environmental as our President in September 2015. In June 2016 Mr. Manthripragada also joined our Board of Directors and, since February 2016, he has served as our President and Chief Executive Officer. Before joining Montrose Environmental, Mr. Manthripragada most recently served as the Chief Executive Officer of PetCareRx, Inc., an e-commerce company, from 2013 to 2015. Prior to PetCareRx, Mr. Manthripragada was at Goldman Sachs where he held various positions from 2006 to 2013. Mr. Manthripragada received his Master of Business Administration from The Wharton School, University of Pennsylvania and his Bachelor of Science in Biology from Duke University.

Mr. Manthripragada’s qualifications to serve on the Board include his experience as a president and chief executive officer, which contributes valuable management expertise to the Board’s collective knowledge. Mr. Manthripragada’s Board service also creates a direct, more open channel of communication between the Board and senior management.

	45	None

Page-21

2022 ANNUAL PROXY STATEMENT

Name and Experience	Age	Committee

Robin L. Newmark

Dr. Newmark has been a Director since January 2020. Dr. Newmark was previously Executive Director Emeritus at the U.S. Department of Energy’s National Renewable Energy Laboratory (NREL), the national laboratory advancing renewable energy and energy efficiency technologies, a position she has held since September 2018 where she led energy analysis and decision support efforts, with prior positions including Executive Director, Strategic Initiatives from January 2018 to September 2018, Associate Laboratory Director, Energy Analysis and Decision Support from 2013 to January 2018, Director, Strategic Energy Analysis Center from 2010 to 2013 and Principal Program Manager, Planning and Program Development from 2009 to 2010. Prior to her work at NREL, Dr. Newmark conducted research in energy, environment, climate and national security, and held several leadership positions at the Lawrence Livermore National Laboratory, a national laboratory specializing in nuclear weapons, national and homeland security, energy and environmental research, including Deputy Program Director, Energy and Environmental Security, Program Leader and Associate Program Leader, Water and Environment and External Relations Director, Global Security. Dr. Newmark co-invented a suite of award-winning environmental remediation technologies, authored over 100 papers and reports in the open literature and holds five patents. Dr. Newmark received a Bachelor of Science in Earth and Planetary Sciences from the Massachusetts Institute of Technology (Phi Beta Kappa), a Master of Science in Earth Sciences (Marine Geophysics) from the University of California at Santa Cruz, a Master of Philosophy in Geophysics and a Doctor of Philosophy in Marine Geophysics from Columbia University.

Dr. Newmark brings over 30 years of planning and operations experience across the energy and environmental innovation ecosystem to the Board, from foundational research to technology development, validation and entry into commercial markets. Her experience engaging industry partners and public stakeholders in projects provides invaluable expertise and insight to the Board for pursuing our mission and supporting our clients’ environmental needs.

	65	Nominating and Corporate Governance (Chair)

Director Skills and Experience

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The graphic

Page-22

2022 ANNUAL PROXY STATEMENT

below illustrates the range of skills, professional experience and diversity of backgrounds possessed by our current directors. Our directors also possess other individual skills, professional experience and background qualifications not depicted in the graphic below.

Overview of Experience Categories

•

Public Company Board Experience – Director serves or has served on other SEC reporting company boards and has understanding of the practices and functions of public reporting company board operations and governance matters.

•	Financial Sophistication – Director has understanding of accounting, auditing, tax, banking, insurance, investments, capital structures and corporate finance activities.

•	Strategic Leadership and Management – Director serves or has served in a senior executive position (CEO, COO, CFO or equivalent).

•	International Operations – Director has experience leading companies with operations outside the US and familiarity with business culture and regulatory framework of non-US operations.

•

Environmental, Social and Governance – Director has experience with environmental, social and governance matters, including climate change risks and opportunities, corporate social responsibility, human capital management, inclusion and diversity, and corporate culture.

•	Innovation and Technology – Director has experience in research, development, commercialization and/or acquisition of innovative technologies.

•	Mergers and Acquisitions and Integration – Director has experience in evaluating and completing mergers and acquisitions and integration of businesses.

•

Talent/Organizational Development – Director has practical experience in recruiting, retention, development and compensation of employees, as well as human resources practices, inclusion and diversity programs, and assessment and development of corporate culture.

•	Risk Management and Cybersecurity – Director has experience in risk management and oversight, including cybersecurity.

Page-23

2022 ANNUAL PROXY STATEMENT

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Environmental, Social and Governance Approach

We believe that achieving and sustaining business excellence is intrinsically tied to considering all our stakeholders, leading by example with corporate responsibility, and committing to transparency and accountability. As such, we regularly evaluate and monitor our environmental, social, and governance (“ESG”) practices, which we believe are foundational to generating value for our stakeholders.

In 2020, we created a corporate responsibility working group, which consists of dedicated internal resources and external advisors focused on addressing and reporting on the ESG factors we believe are important to our business. In addition, we hired independent ESG auditors to review the consistency and transparency of the development and reporting of the efforts of our working group, our ESG policies and our ESG data. The work of this group, with oversight from our Nominating and Corporate Governance Committee, culminated in the publication of our inaugural ESG report in 2021. Our disclosures are not static, and will evolve as our business grows and as we continue to better understand the expectations of our stockholders, the regulatory environment, and our broader stakeholders.

Impacting the Environment with Business Solutions

Montrose’s mission is to help protect the air we breathe, the water we drink, and the soil that feeds us. We are committed to this mission because we believe it is important to work together to protect our environment. The environmental services we provide both support our clients’ protection of the environment or compliance with environmental regulations and contribute to our stakeholder value creation. For example, we provide innovative solutions to help measure and reduce greenhouse gas emissions or remove contaminants from water for our clients and communities, making significant positive impact on the environment.

ESG Framework

Montrose’s ESG working group, comprised of members from various internal departments and external advisors, identified and assessed ESG factors relevant to our business. Our ESG priorities were developed with input from internal stakeholders and select investors, and informed by relevant aspects of frameworks established by Sustainability Accounting Standards Board (SASB), the Task Force on Climate-related Financial Disclosures (TCFD), and the UN Sustainable Development Goals (SDGs). We are committed to communicating our ESG progress guided by these frameworks.

Climate Change

Due to the nature of our business, our operations have a relatively small carbon footprint as compared to many businesses. However, our business itself can have a significant impact on climate change through the services we offer our clients, many of whom are in carbon-intensive industries. For example, we help clients develop and execute strategies to transition to a lower carbon future. Our day-to-day focus is on meeting clients’ objectives of environmental responsibility and limiting impacts from their operations.

We are also aware of our own use of resources, environmental impacts, and role in addressing climate change. We began benchmarking our Scope 1 and 2 emissions for a select number of locations in 2019, and have since expanded our footprint analysis to reflect our growing organization. We will continue to reflect on the ways we can mitigate our environmental impact and how we can update our analyses and build upon our targeted strategies.

Page-24

2022 ANNUAL PROXY STATEMENT

Montrose has not conducted a scenario-based climate impact analysis. We will continue to assess our ESG risk and opportunities, including those related to climate change by using the framework recommended by the TCFD: Governance, Strategy, and Risk Management.

Stockholder Engagement

Our Board and management value the opportunity to engage with our stockholders to better understand the ESG priorities that matter most to them, and to foster consistent and constructive dialogue. In 2021, we presented at a number of industry conferences and other investor and analyst meetings which collectively represented a significant portion of our outstanding share base and where our senior management presented on all aspects of our business. Furthermore, this past year, our directors and members of senior management proactively initiated investor outreach efforts regarding governance matters with the governance teams of many of our largest institutional investors. From this proactive outreach, we were able to engage directly with our stockholders, who represented approximately 20% of our outstanding shares of common stock. All of these institutions held over 1.0% of our common shares at the time of engagement. The feedback and insight from these meetings, in addition to monitoring emerging best practices, policies at other companies and market standards, are considered and evaluated by our Board, its committees, and management to enhance the evolution of our practices

During the engagements, we discussed our inaugural ESG report, corporate governance, executive compensation, and various other matters integral to our business and our company, including relevant ESG issues such as emission reductions, employee health and safety, diversity and inclusion, and human capital management.

We plan to continue increasing stockholder outreach and are working to create a regular cadence of two-way communication opportunities as we seek to understand priorities from all perspectives.

Human Capital

Among our critical stakeholders are our employees. At the heart of our employee-centric model is our focus on regular communication, recruiting, developing, and retaining top talent and skills, and having a diverse, fair and inclusive workforce.

We have also updated policies and practices and implemented anti-harassment and anti-discrimination training. In addition, we have put in place affirmative action plans in line with our principles and compliance requirements.

Training and Development

Our employee development efforts aim to provide employees and leaders with the tools and skills they need to succeed and advance personally and professionally. Key operations and sales executives participated in a Leadership Coaching and Mentorship program. We also conducted 360-degree feedback surveys to identify key leader strengths and development opportunities. Finally, we take steps for our new hires and existing employees to complete our training programs and review all of our training activities and curricula annually to incorporate any necessary updates.

Page-25

2022 ANNUAL PROXY STATEMENT

Pay Equity

We strive to maintain pay equity for comparable roles, experience and performance that is independent of employee race, gender, sexual orientation or other personal characteristics. With the support of third party advisors and experts, we provide what we believe are equitable, fair and competitive compensation practices by developing and maintaining a market-aligned salary and benefits structure for each job level and in each geography where we operate.

Equity Incentives

As part of our dedication and commitment to motivating and rewarding our employees, we offer equity incentives to a large number of our employees under our stock incentive plans. We believe strongly in employee ownership of Montrose and we believe our approach creates value for our clients, for our employees, for the communities in which our employees live, and for our stockholders.

Engagement

Our employees’ dedication to supporting each other has led to the establishment of The Montrose Community Foundation, a non-profit organization formed and operated by our employees for the benefit of our employees, in 2016. Through its volunteer board, The Montrose Community Foundation uses employee donations to provide resources to our employees in times of need. Our employees’ dedication of personal time and resources solely for the benefit of their colleagues exemplifies our team-oriented culture.

Diversity, Fairness and Inclusion

We have established a Diversity, Fairness and Inclusion, or DF&I, task force and program. In doing so, we have committed to the establishment and formalization of employee development and policies that support diversity, inclusion and fairness. The DF&I task force completed a 2021 survey of employees to assess the areas of opportunity for the Company. The task force is working with our executive leadership team and divisional leadership teams to propose changes in policies or work practices. Recent changes to policy include the additional of floating holidays to the Company’s vacation policy, an increase in COVID-19 leave time, and various diversity, fairness and inclusion efforts globally. In addition, we have recently deployed diversity and inclusion training for our workforce.

WeLEAD

The Montrose Environmental Group Women Empowering Leadership, or WeLEAD, program, which was established in January 2020, is focused on fostering the recruitment, retention and professional development of women at our company. Our WeLEAD program is developing an alliance of women leaders across Montrose, with a key emphasis on mentorship and talent development.

Since the program’s inception, a formal pay parity effort was launched across the organization to support equal pay across job titles and functions, both for existing employees and for new hires going forward. In addition, several prominent female leaders have been promoted into senior roles within the Company’s science and engineering departments, policy recommendations have been submitted to promote the development and retention of female talent (e.g., parental leave policy changes), and female Board members have been added to the Company’s Board of Directors. Further to its mission, WeLEAD coordinates a formal mentorship program for women leaders within our Company, with approximately 100 employees participating in the 2021-2022 annual program.

Page-26

2022 ANNUAL PROXY STATEMENT

Health, Safety and Wellness

We offer a spectrum of benefit plans to meet the needs of our diverse employee population, including health, dental, vision, life insurance, and various supplemental plans.

In 2020, we first established a COVID-19 task force whose purpose was and is to help keep employees informed on the virus, its impacts, and methods to minimize and manage infections. Flexible working arrangements, Personal Protective Equipment (PPE) resources and a 24/7 emergency response hotline were made available to our teams across the globe. In response to the global COVID pandemic, we provided employees with paid time off to help address their personal or family needs during an unprecedented time. Additionally, we incentivized employees to get vaccinated by offering a $100 payment for getting vaccinated. These resources and initiatives continue to be available to all employees.

Our culture of safety and wellbeing of our employees is supported by a dedicated team of health and safety professionals.

Across our organization, we demonstrate our strong commitment of safety to our employees with frequent communications and systems that actively engage employees and encourage all employee’s input and involvement. The foundation of the safety program focuses on ensuring that our employees are sufficiently trained to perform their job duties, have properly operating equipment including correct Personal Protective Equipment such as gloves, eyewear and respirators, job hazards are properly identified, mitigated and planned for prior to work commencement, and the entire process is documented to validate and improve performance. All employee time associated with safety preparation and training is fully paid to employees. Current initiatives include driving safety, job safety planning and job hazard analysis. Further to our commitment to our employees, we employ a third party occupational medical provider that is available to all employees 24/7 to discuss occupational health concerns. Finally, all of our employees have complete stop work authority and can stop any project or task if there is any concern about a safety issue without any fear of retribution.

Our dedication and commitment to safety have resulted in us again receiving the National Safety Council Award in 2021 in recognition of our excellence in safety across our business.

Page-27

2022 ANNUAL PROXY STATEMENT

Board and Executive Diversity

The following charts reflect the broad ethnic and racial diversity, age diversity and gender diversity of our Board of Directors.

In addition to the broad diversity of the Company’s Board of Directors, the Company’s named executive officers are from diverse racial and ethnic backgrounds and genders, as reflected in the following charts:

Page-28

2022 ANNUAL PROXY STATEMENT

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements included in its 2021 Annual Report on Form 10-K.

3.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the overall scope of and plans for its audit. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the applicable requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

4.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

5.

Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

J. Thomas Presby

Peter M. Graham

J. Miguel Fernandez de Castro

Page-29

2022 ANNUAL PROXY STATEMENT

PROPOSAL NO. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2022. At the Annual Meeting, stockholders will be asked to ratify the selection of Deloitte & Touche LLP.

Deloitte & Touche LLP has audited the Company’s financial statements since 2016. The Company has been advised by Deloitte & Touche LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Neither the Company’s Certificate of Incorporation or the Company’s Bylaws require that stockholders ratify the selection of the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, nonetheless, retain Deloitte & Touche LLP as the Company’s independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

Required Vote

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 will require the affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes, to the extent there are any, will have no effect on the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022

Page-30

2022 ANNUAL PROXY STATEMENT

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company to its independent registered public accounting firm, Deloitte & Touche LLP, for the fiscal periods indicated.

	2021 ($)	2020 ($)

Audit fees	1,831,600	2,167,547

Tax fees	291,071	262,369

Total	2,122,671	2,429,916

Audit Fees

Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as consents and reviews of documents filed with the SEC.

Tax Fees

Consist of fees for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

In connection with our initial public offering, the Board of Directors has adopted a written policy for the pre-approval of certain audit and non-audit services which the Company’s independent registered public accounting firm provides. The policy balances the need to ensure the independence of the accounting firm while recognizing that in certain situations the firm may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of the Company’s independent registered public accounting firm. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our initial public offering in July 2020, pursuant to the policies and procedures described above.

Page-31

2022 ANNUAL PROXY STATEMENT

PROPOSAL NO. 3

Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking our stockholders to approve, on a non-binding and advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure in this Proxy Statement. This proposal is commonly referred to as a “Say-on-Pay” vote.

We believe that the information described in detail under the heading “Compensation Discussion and Analysis,” and the executive compensation tables demonstrate that our executive compensation program is designed appropriately, emphasizes that pay is tied to Company and individual performance and is aligned with the interests of our stockholders. Please read the “Compensation Discussion and Analysis” section and review the executive compensation tables and accompanying narrative discussion for additional details about our executive compensation program, including information about the compensation of our named executive officers.

Our stockholders are being asked to approve, by advisory vote, the following resolution relating to the compensation of our named executive officers as reported in this Proxy Statement:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion contained in this Proxy Statement.”

Although this vote is not binding on our company, the Board of Directors values the opinions that stockholders express in their votes and in any dialogue with the Company. The results of this proposal will provide information to the Compensation Committee regarding investor views about our executive compensation philosophy, policies and practices which the Compensation Committee will review and consider when making future executive compensation decisions. If our stockholders support the “1 Year” option in the non-binding, advisory vote on the frequency of future Say-on-Pay votes under Proposal 4, we expect that we will conduct our next Say-on-Pay vote at the 2023 annual meeting of stockholders.

Required Vote

The approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in this Proxy Statement, will require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.

The Board of Directors unanimously recommends that you vote FOR the approval, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Page-32

2022 ANNUAL PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (CD&A), we provide an overview and analysis of our compensation philosophy, programs and policies for our named executive officers (NEOs) in order to provide our stockholders with the information necessary to assess our executive compensation program.

For purposes of review and analysis in this 2022 Proxy Statement, our named executive officers for all relevant periods were:

Name	Title

Vijay Manthripragada	President and Chief Executive Officer

Allan Dicks	Chief Financial Officer

Nasym Afsari	General Counsel and Secretary

Joshua M. LeMaire	Chief Operating Officer

Jose M. Revuelta	Chief Strategy Officer

Compensation Philosophy

We are a stockholder value driven organization and our compensation philosophy is designed to motivate and retain top executive talent and drive organizational performance that is in the best interest of our stockholders in the long term. We are committed to a pay for performance philosophy and have designed our compensation programs in accordance with these objectives.

To reward both short and long-term performance, the objectives of our executive compensation program are to (a) align executive and stockholder interests, (b) provide a significant portion of total compensation that is long term, performance-based and at risk including, in connection with the long term outperformance-based equity grants described herein, performance as measured by the creation of substantial stockholder value, and (c) attract and retain talented executives.

With our goal of becoming a global leader in the growing environmental industry, our leadership and culture are critical and define who we are and are foundational to our business performance. Our cumulative Total Stockholder Return from our July 2020 IPO to the end of 2021 was 370%, outperforming the Russel 2000 by 317% over that same time period. Given the sizable opportunities we believe are ahead of us in the evolving environmental industry and the potential for us to continue creating stockholder value, it is vital that we maintain our executive officer leadership team to the maximum extent possible.

In 2021, we granted certain long-term outperformance equity awards to our CEO, other NEOs and certain other executive officers as described in more detail below. At this critical moment on our path, our Board of Directors sought to incentivize these individuals to continue creating long-term stockholder value, providing strong leadership for the Company, and working as one team. Mindful of the likelihood of having our executive officers being recruited by competitors or other firms and of the relatively low retentive value of their existing equity holdings, the Board viewed it as paramount to secure and retain our highly sought-after senior leadership team and to preserve its continuity throughout the next five years, which it sought to do by granting such long-term outperformance grants.

Page-33

2022 ANNUAL PROXY STATEMENT

Our Business

Since our inception in 2012, our mission has been to help clients and communities meet their environmental goals and needs. Today, we have emerged as one of the fastest growing companies in a highly fragmented and growing $1.3 trillion global environmental industry. We service complex and often non-discretionary environmental needs of our diverse clients across our three business segments: Assessment, Permitting and Response; Measurement and Analysis; and Remediation and Reuse.

Our industry is highly fragmented with no single market leader. By focusing on environmental solutions, we believe we are uniquely positioned to become a leading platform in the industry. We provide a diverse range of environmental services to our private and public sector clients across the life cycle of their needs—whether they are launching new projects, maintaining operations, decommissioning operations, rehabilitating assets, managing the impacts of climate change or responding to unexpected environmental disruption. Our integrated platform has been a catalyst for our organic growth and we have built on this platform through strategic acquisitions.

Business and Financial Performance

Our revenue and earnings are highly resilient. We are not dependent upon any single service, product, political approach or regulatory framework. We also serve a diverse set of over 5,400 clients across a wide variety of end markets and geographies within the private and public sectors. Funding for our services is typically non-discretionary given regulatory drivers and public health concerns. As a result, our business is positioned to be less susceptible to political and economic cycles.

Our financial success is driven by both strong organic and acquisition-driven growth. Our total revenue growth for the full year 2021 was 66%. Including organic revenue growth from CTEH, our environmental response business, our organic revenue growth for the year ended December 31, 2021 was 37%. Excluding CTEH, our organic revenue growth was 17% in the year ended December 31, 2021. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Key Factors that Affect our Business and Results—Organic Growth” in our 2021 Annual Report on Form 10-K. In addition, our acquisitions of selected environmental services firms have expanded our geographic reach and service offerings.

Our environmental focus and reputation have enabled us to attract and retain some of the most highly sought-after employees in our industry. These employees have contributed to our organic growth, differentiated brand, reputation and culture.

We have experienced strong growth over the past several years. Our revenue increased from $114.8 million in 2016 to $546.4 million in 2021, representing a 37% compound annual growth rate, or CAGR. Over the same period, we had a net loss of $8.9 million and $25.3 million in 2016 and 2021, respectively, and our adjusted EBITDA increased from $7.3 million in 2016 to $77.6 million in 2021, representing a CAGR of 60%. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Information” in our 2021 Annual Report on Form 10-K for a discussion of non-GAAP measures and a reconciliation thereof to the most directly comparable GAAP measure.

Our approach has allowed us to successfully and consistently scale our business, and we believe we are well positioned to continue our trajectory and market leadership as we address the growing environmental needs of our clients and communities.

Page-34

2022 ANNUAL PROXY STATEMENT

Stockholder Return

The following chart depicts the total cumulative stockholder return on our common stock from July 23, 2020, the first day of trading of our common stock on the NYSE, through December 31, 2021, relative to the performance of the Russell 2000 Index and MSCI USA ESG Leaders. The table assumes an initial investment of $100.00 at the close of trading on July 23, 2020 and that all dividends paid by companies included in these indices have been reinvested. The performance shown in the chart below is not intended to forecast or be indicative of future stock price performance.

Page-35

2022 ANNUAL PROXY STATEMENT

Corporate Governance Highlights

Our goal is to have the best-in-class compensation program that aligns with our key objectives and our stockholders’ long-term interests. The table below shows the governance best practices that guide our compensation program.

What We Do (Best Practices)

✓   Pay for performance

✓   Align executive compensation with stockholder returns through long-term incentives

✓   Enforce strict insider trading policies - and enforce blackout trading periods for executives and directors

✓   Set meaningful stock ownership guidelines for executives and directors

✓   Set a maximum individual payout limit on our Bonus Program and for our equity awards

✓   Retain an independent compensation consultant reporting directly to the Compensation Committee

What We Don’t Allow

×   No hedging of Company stock by executives or directors

×   No change-in-control severance multiple in excess of three times salary and target bonus

×   No excise tax gross-ups in executive agreements

×   No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed

×   No excessive perquisites or benefits

×   No guaranteed compensation either annually or multi-year

Compensation Process

Role of the Compensation Committee

The Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Compensation Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Compensation Committee is responsible for:

•	Considering input from our stockholders;

•	Reviewing and assessing competitive market data;

•	Reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	Reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

Page-36

2022 ANNUAL PROXY STATEMENT

•	Evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	Approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.

Following review and discussion, the Compensation Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Vice President of Human Resources and our General Counsel, as well as the Compensation Committee’s independent compensation consultant.

Role of the Independent Compensation Consultant

The Compensation Committee retains the services of Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), in accordance with the Compensation Committee’s charter. Aon reports directly to the Compensation Committee. The Compensation Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee chair between meetings. The Compensation Committee makes or recommends to the Board all final decisions regarding executive compensation.

Aon’s specific compensation consultation roles include, but are not limited to, the following:

•	Advising the Compensation Committee on director and executive compensation trends and regulatory developments;

•	Assisting with the design of our executive compensation structure, including both short and long-term incentive programs;

•	Developing a peer group of companies for determining competitive compensation rates;

•	Providing a total compensation study for executives against peer companies;

•	Providing advice to the Compensation Committee on corporate governance best practices, as well as any other areas of concern or risk;

•	Serving as a resource to the Compensation Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	Reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and

•	Advising the Compensation Committee on management’s pay recommendations.

The Compensation Committee has assessed the independence of Aon as required by the SEC and NYSE listing standards. The Compensation Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that there are no conflicts of interest raised by the work performed by Aon, and that Aon is independent.

Page-37

2022 ANNUAL PROXY STATEMENT

Role of Management

For executive officers other than himself, our CEO makes pay recommendations to the Compensation Committee based on competitive market data, perspectives from Aon on labor market dynamics, an assessment of individual performance and company financial performance. His recommendations to the Compensation Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. Our CEO and the Compensation Committee also review and approve the short-term incentive metrics and goals for the upcoming year and any new long-term incentive grants. The Compensation Committee reviews and discusses the recommendations, in conjunction with the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Pay Mix

Our mix of total target compensation in 2021 included significant portions of variable “at-risk” compensation and retentive equity compensation to incentivize a long-term focus and align their interests with those of our stockholders. 40% of the regular 2021 annual target compensation opportunity of our CEO was at-risk performance based, while 60% equity based. 33% of the regular annual target compensation opportunity for our other NEOs was at-risk performance based, while 60% was equity-based.

Our NEOs received a one-time Long-Term Outperformance Grant on December 16, 2021 and will not receive additional equity grants during the five-year performance period ending on the fifth anniversary of the date of grant (other than payment of 2021 organic growth-based bonuses, which were paid in February 2022, consistent with the 2021 compensation plans). We are not including these one-time Long-Term Outperformance Grants in the compensation mix calculation above because such grants were special grants intended to cover the five-year performance period and will not be repeated during that time frame.

Our NEOs received an Acquisition Based Bonus for fiscal year 2021, which is further described in the CD&A. The Acquisition Based Bonus program is designed to provide NEOs with the opportunity to earn cash bonuses as a percentage of acquired adjusted EBITDA for acquisitions that closed between January 1, 2021 and December 31, 2021. There were no targets set for this Acquisition Based Bonus, therefore the compensation mix calculations above do not include this bonus.

Page-38

2022 ANNUAL PROXY STATEMENT

Peer Group/Benchmarking

Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Compensation Committee approves the peer group used for comparisons prior to commencement of the pay study. The following criteria were used to develop a peer group for Aon’s November 2020 pay study:

•	Industries: Construction and Engineering, Environmental and Facilities Services, Industrial Machinery, Oil and Gas Refining and Marketing, Research and Consulting Services and Semiconductor Equipment;

•	Company size: approximately 0.4 times to 3 times our annual revenues, with a secondary focus on market cap; and

•	Competitors: companies that compete with us for business and management talent.

The following peer group was used in Aon’s November 2020 study to assist with fiscal year 2021 pay decisions. The only change from the 2019 peer group was the exclusion of NRC Group Holdings due to its acquisition by US Ecology in 2019.

•	Argan, Inc.

•	Casella Waste Systems, Inc.

•	Clean Energy Fuels Corp.

•	CRA International, Inc.

•	Enphase Energy, Inc.

•	Exponent, Inc.

•	Forester Research, Inc.

•	Heritage-Crystal Clean, Inc
•	Lydall, Inc.

•	Mistras Group, Inc.

•	NV5 Global, Inc.

•	REX American Resources

•	The Gorman-Rupp Company

•	US Ecology, Inc.

•	Willdan Group, Inc.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Timing of Compensation Decisions

Pay recommendations for our executives, including our executive officers, are typically made by the Committee at a meeting or meetings in the last quarter of the year. These meetings are typically held around the same time as we finalize our budget for the subsequent fiscal year. This timing allows the Committee to have a complete anticipated financial performance picture prior to making compensation decisions. In advance of these fourth quarter meetings, the Committee often has multiple pre-meetings or other off-cycle discussions to give thorough consideration to labor market dynamics and the appropriate amount and structure of compensation for our executives.

Page-39

2022 ANNUAL PROXY STATEMENT

Decisions with respect to prior fiscal year performance typically are made at the Committee’s or the Board’s first regularly scheduled meeting for the fiscal year. Further, any equity awards approved by the Committee or the Board at this meeting are dated as of the date of the Committee or Board meeting. Stock options and other equity incentive awards are typically approved by the Board at our regular quarterly meetings.

The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Compensation Committee meeting.

Compensation Elements

Consistent with our philosophy, the compensation program for our NEOs in fiscal year 2021 consisted of an annual base salary plus annual cash and equity incentives awarded under our Stock Plan. For comparative purposes, the Summary Compensation Table includes the compensation earned by or paid to our NEOs during the fiscal years ended December 31, 2019, December 31, 2020 and December  31, 2021.

Summary of Compensation Elements

The compensation paid to our NEOs in fiscal year 2021 was comprised of the following components, which are further described herein:

Compensation Element Received in 2021	Performance Period

Base Salary	Fiscal Year 2021

Organic Growth Cash Bonus	Fiscal Year 2021

Acquisition Based Bonus	Fiscal Year 2021

Annual Equity Award	Fiscal Year 2021

Organic Growth Equity Bonus	Fiscal Year 2020

Long Term Outperformance Grants	December 2021-December 2026

Base Salary

The base salaries of our NEOs align with the scope and complexity of their roles, their capabilities, and with prevailing market conditions. The table below shows our NEOs’ base salaries for 2021.

Name	2021 Base Salary ($)	Change from Year 2020

Vijay Manthripragada	600,000	0%

Allan Dicks	400,000	0%

Nasym Afsari	400,000	0%

Joshua M. LeMaire	400,000	0%

Jose M. Revuelta	400,000	0%

None of our NEOs received a base salary increase in fiscal year 2021.

Page-40

2022 ANNUAL PROXY STATEMENT

Annual Cash Bonus

In 2021, our NEOs were eligible to earn incentives based on fiscal year performance under two programs: the Organic Growth Bonus and the Acquisition Based Bonus. Both plans were designed to reward our NEOs who attain superior annual performance in key areas that we believe create long-term value for stockholders.

Organic Growth Bonus (Fiscal Year 2021 Performance Period)

The Organic Growth Bonus program was designed to provide NEOs with the opportunity to earn cash bonuses based on the achievement of specific Company-wide adjusted EBITDA goals in fiscal year 2021. Our Compensation Committee and Board believe that using adjusted EBITDA as a performance metric for a portion of our NEOs’ annual target compensation program rewards our NEOs for organically growing the Company in a profitable manner and, given adjusted EBITDA is a commonly used measure of Company performance and proxy for cash generation by our investors, is an appropriate metric. This metric is used for both a portion of the cash and equity bonuses our NEOs were eligible to earn for fiscal year 2021.

Each of our NEOs was eligible to earn an incentive under this plan based on achievement of budgeted adjusted EBITDA as approved by our board of directors for the year, subject to approved adjustments and excluding any EBITDA from businesses acquired in 2021. The threshold for eligibility under the plan requires achievement of at least 93% of the fiscal year pre-acquisition budget approved by our board of directors, and reaches its maximum payout at achievement of 107% of the fiscal year pre-acquisition budget. The plan is formulaic, for every 1% above or below target, the aggregate value of the bonus amount is increased or reduced by 14.3%, not to exceed 200% of the target amount.

The table below sets forth the threshold, target and maximum Organic Growth Bonus amounts approved for each NEO for fiscal year 2021 and the actual payout amounts earned by each NEO. No changes were made to the target bonus opportunities approved for these individuals for fiscal year 2020.

The Company achieved 118% of its adjusted EBITDA threshold for the Organic Growth Bonus, which exceeds the maximum adjusted EBITDA eligible for bonus. Therefore, the payout for 2021 was capped at 200% of target. The Company does not publicly-disclose its adjusted EBITDA performance targets, as the information is confidential and any disclosure thereof could cause competitive harm to the Company, but the Compensation Committee believed that achievement of the target goal was challenging and would have required substantial performance. Such Organic Growth Bonus amounts were payable in cash to the NEOs following the close of the fiscal year and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Name	2021 Threshold(1) ($)	2021 Target ($)	2021 Maximum ($)(2)	Actual ($)

Vijay Manthripragada	28,600	200,000	400,000	400,000

Allan Dicks	7,150	50,000	100,000	100,000

Nasym Afsari	7,150	50,000	100,000	100,000

Joshua M. LeMaire	7,150	50,000	100,000	100,000

Jose M. Revuelta	7,150	50,000	100,000	100,000

(1)	Threshold for minimum bonus payout required achievement of 93% of pre-acquisition adjusted EBITDA budget.
(2)	Maximum bonus payout capped at achievement of 107% of pre-acquisition adjusted EBITDA budget.

Page-41

2022 ANNUAL PROXY STATEMENT

Acquisition Based Bonus (Fiscal Year 2021 Performance Period)

The Acquisition Based Bonus program is designed to provide NEOs with the opportunity to earn cash bonuses as a percentage of acquired adjusted EBITDA for acquisitions that closed between January 1, 2021 and December 31, 2021. The minimum Acquisition Based Bonus amount for all NEOs was $0, and for fiscal year 2021, the Acquisition Based Bonus was uncapped. Strategic acquisitions are one of the catalysts for our historical and continued growth, and as such, our Compensation Committee and Board believe that incorporating acquired adjusted EBITDA into our NEO compensation program appropriately incentivizes our NEOs to pursue and complete strategic acquisitions.

In fiscal year 2021, the Company completed the following six acquisitions, as further described in our Annual Report on Form 10-K, which contributed an aggregate of $11.9M of acquired adjusted EBITDA.

Acquired Business	Date of Acquisition	Segment	Location

Horizon Water and Environment, LLC	Nov. 1, 2021	Assessment, Permitting and Response	Oakland, CA

Environmental Chemistry, Inc.	Oct. 1, 2021	Measurement and Analysis	Houston, TX

SensibleIoT, LLC	Aug. 1, 2021	Measurement and Analysis	Paso Robles, CA

Environmental Intelligence, LLC	July 1, 2021	Assessment, Permitting and Response	Laguna Beach, CA

Vista Analytical Laboratory, Inc.	June 3, 2021	Measurement and Analysis	Dorado Hills, CA

MSE Group, LLC	Jan. 1, 2021	Remediation and Reuse	Orlando, FL

The table below shows each NEO’s 2021 Acquisition Based Bonus eligibility, as a percentage of acquired adjusted EBITDA and the amounts earned by each NEO in 2021. Such Acquisition Based Bonus amounts were paid in cash to the NEOs following the close of the fiscal year and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Name	Percentage of Acquired EBITDA	Actual ($)

Vijay Manthripragada	2.0%	238,380

Allan Dicks	0.5%	59,595

Nasym Afsari	0.5%	59,595

Joshua M. LeMaire	0.5%	59,595

Jose M. Revuelta	0.5%	59,595

Page-42

2022 ANNUAL PROXY STATEMENT

Equity-Based Incentive Compensation

Our equity-based long-term incentive compensation program is the compensation link between the NEOs decision making and the long-term outcomes of those decisions. We believe that a strong reliance on long-term equity-based compensation is advantageous because this type of compensation fosters a long-term commitment by NEOs and motivates them to improve the long-term market performance of our stock that is in the best interest of our stockholders in the long term.

In fiscal year 2021, as part of our regular annual long term incentive equity program, we granted equity under the following balanced approach, each of which are further detailed below:

•

Stock Options Granted Based on Fiscal Year 2020 Performance—NEOs received stock options in 2021, with the grant size based on fiscal year 2020 adjusted EBITDA performance, as set forth in our 2020 NEO compensation plan.

•	Time-Based Stock Options (Granted as Part of Fiscal Year 2021 Target Annual Compensation)—NEOs received a regular grant of stock options in fiscal year 2021.

In addition, as discussed above in the “Compensation Philosophy” section and below under “Long Term Outperformance Grants”, in fiscal year 2021, the Committee and the Board determined to make supplemental one-time equity grants to the CEO, NEOs and certain other executive officers in December 2021, with no additional grants being made to these individuals over a five-year period. These one-time supplemental grants, which are intended to cover a five-year period following the date of grant, were designed to align the incentives of our key executive officers with our stockholders and our strategy, to incentivize and retain them to continue to lead the next phase of our growth, and to bind them together as a team, and a material portion of such grants require the achievement of substantive outperformance hurdles:

•

Long Term Outperformance Grants—In order to ensure the continuity of our leadership team and to align our leadership with our stockholders, the Board granted one-time awards of Restricted Stock Units (RSUs) and Stock Appreciation Rights (SARs) to members of the leadership team, including our CEO and other NEOs, and such individuals are not eligible for any future equity grants over a five-year period (other than stock options granted in 2022 based on fiscal year 2021 performance).

Stock Options Granted Based on Fiscal Year 2020 Performance

Each of our NEOs was eligible to earn a 2020 organic growth performance-based equity bonus, payable in the form of stock options to be issued under our Stock Plan in 2021, based on achievement of budgeted adjusted EBITDA as approved by our board of directors for the 2020 fiscal year, subject to approved adjustments and excluding any EBITDA from businesses acquired in 2020. The threshold for eligibility under the Performance-Based Equity Bonus required achievement of at least 93% of the fiscal year pre-acquisition budget approved by our board of directors, and reaches its maximum payout at achievement of 107% of the fiscal year pre-acquisition budget. For every 1% above or below target, the aggregate value of the bonus amount was increased or reduced by 14.3%, not to exceed 200% of the target amount. As noted above, our Compensation Committee and Board believe that adjusted EBITDA is an appropriate measure of Company performance and appropriately incentivizes our NEOs to drive organic growth in a profitable manner.

Page-43

2022 ANNUAL PROXY STATEMENT

The table below sets forth the grant date values of the threshold, target and maximum organic growth performance-based equity bonuses approved for fiscal year 2020 and actual payout amounts for each of our NEOs in fiscal year 2021. No changes were made to the target bonus percentages approved for these individuals from the prior year. As a result of the Company’s and NEO acheivements in fiscal year 2020, although the adjusted EBITDA target was not achieved, our Compensation Committee and Board awarded each of our NEOs his or her target organic growth performance-based equity bonus. The Company does not publicly-disclose its adjusted EBITDA performance targets, as the information is confidential and any disclosure thereof could cause competitive harm to the Company, but the Compensation Committee believed that achievement of the target goal was challenging and would have required substantial performance. Such organic growth performance-based equity bonus amounts were payable in stock options to the NEOs following the close of the fiscal year and are reflected in the “Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal year 2021.

Name	2020 Threshold(1) ($)	2020 Target ($)	2020 Maximum(2)	Actual(3) ($)	Options Granted in 2021 (#)

Vijay Manthripragada	85,800	600,000	1,200,000	600,000	21,125

Allan Dicks	42,900	300,000	600,000	300,000	10,563

Nasym Afsari	42,900	300,000	600,000	300,000	10,563

Joshua M. LeMaire	42,900	300,000	600,000	300,000	10,563

Jose M. Revuelta	42,900	300,000	600,000	300,000	10,563

(1)	Threshold for minimum bonus payout required achievement of 93% of pre-acquisition adjusted EBITDA budget.
(2)	Maximum bonus payout capped at achievement of 107% of pre-acquisition adjusted EBITDA budget.
(3)

Value of Options awarded under the Stock Plan is based on the Black-Scholes valuation on March 18, 2021, the date of grant, using applicable assumptions at the time of grant. Such stock options are subject to a one-year vesting schedule, with one-half of the award vesting and becoming exercisable on the six-month anniversary of the grant, with the remaining one-half of the award vesting and becoming exercisable on the 12-month anniversary of the grant, subject in each case to continued employment through such date.

Page-44

2022 ANNUAL PROXY STATEMENT

Time Based Stock Options (Granted as Part of Fiscal Year 2021 Target Annual Compensation)

Our NEOs were eligible for an annual grant in the form of stock options during 2021. Such stock options were granted on January 1, 2021 under our Stock Plan and are subject to a three-year vesting schedule with one-third of the award vesting and becoming exercisable on each anniversary of the grant date, subject to continued employment through each such date. The table below shows the percentage of base salary that each of our NEOs received as annual stock option grants as well as the number of options granted at a strike price of $30.96.

Name	2021 Annual Stock Option Grant as % of Base Salary	Options(1) (#)

Vijay Manthripragada	100%	36,295

Allan Dicks	75%	18,148

Nasym Afsari	75%	18,148

Joshua M. LeMaire	75%	18,148

Jose M. Revuelta	75%	18,148

(1)	Number of Options awarded under the Stock Plan was calculated based on the Black-Scholes valuation on January 1, 2021, the date of grant, using applicable assumptions at the time of grant.

Long Term Outperformance Grants (December 2021—December 2026 Performance Period)

Overview

To align the incentives of our key executive officers with our stockholders and our strategy, to incentivize and retain them to continue to lead the next phase of our growth, and to bind them together as a team, in December 2021, the Board granted one-time outperformance-based SARs and performance- and time-based RSUs to our NEOs, each with 5 year vesting schedules, as follows:

Name	SARs(1) (#)	RSUs(2) (#)	Performance RSUs(3) (#)

Vijay Manthripragada	900,000	316,209	316,209

Allan Dicks	330,000	225,864	-

Nasym Afsari	330,000	225,864	-

Joshua LeMaire	330,000	234,898	-

Jose Revuelta	330,000	234,898	-

Page-45

2022 ANNUAL PROXY STATEMENT

(1)

The SARs granted to the NEOs have an exercise price equal to $66.79, the closing price on December 16, 2021, the date of grant, and the earned portion shall vest, if at all, on the fifth (5th) anniversary of the date of grant based on achievement of performance hurdles over a five-year period, subject to continued service. The performance hurdles shall be deemed achieved if the average trading price per share of the Company’s common stock equals or exceeds the applicable stock price performance hurdle set forth below for the trading days falling in a consecutive 20-day period prior to the vesting date.

SAR Stock Price Performance Hurdle	Portion of SARs Subject to Performance Hurdle

$133.58 (200% of grant price)	1/3

$166.98 (250% of grant price)	1/3

$200.37 (300% of grant price)	1/3

(2)	Fifty percent (50%) of the RSUs vest on each of the fourth (4th) and fifth (5th) anniversaries of the date of grant, subject to the NEO’s continued service through each such date.
(3)

Fifty percent (50%) of the Performance RSUs vest on each of the fourth (4th) and fifth (5th) anniversaries of the date of grant, subject to the Mr. Manthripragada’s continued service through each such date and further subject to achievement of the Performance Criteria (as defined below). If the Performance Criteria is not met prior to the fourth (4th) anniversary of the date of grant, none of the Performance RSUs will vest at such time, and if the Performance Criteria is subsequently met prior to the fifth (5th) anniversary of the date of grant, all of the Performance RSUs will vest on the fifth (5th) anniversary of the date of grant, subject to continued service through such date. If the Performance Criteria is not met by the fifth (5th) anniversary of the date of grant, all of the Performance RSUs will be forfeited. The “Performance Criteria” will be met if the Company achieves $90M in adjusted EBITDA (as reported) for any trailing twelve-month period from and after December 31, 2022, which shall be measured quarterly for purposes of determining if the Performance Criteria has been met.

Other than the organic-growth based equity awards granted in February 2022 to our NEOs for the Company’s performance in fiscal year 2021 under the 2021 annual incentive plan, the Company has committed not to grant any other equity to the recipients during the five-year performance period of the awards. In accordance with SEC requirements, the grant date value of the equity awards granted to our NEOs in February 2022 based on the Company’s fiscal year 2021 performance will be reported in our 2022 summary compensation table.

Key Compensation Decisions Relating to the Outperformance Equity Grants

The Compensation Committee considered the Company’s success in executing our strategy, the corresponding stockholder value creation and strong relative performance.

At this critical moment on our path, our Board of Directors sought to incentivize the CEO, NEOs and certain other executive officers to continue driving long-term stockholder value creation and providing strong leadership for the Company, as well as working together as a team. Mindful of the possibility of having our executive officers being recruited by competitors or other firms, the Board viewed it as paramount to secure and retain the highly sought-after senior leadership team and to preserve its continuity, throughout the next five years.

Page-46

2022 ANNUAL PROXY STATEMENT

The Board also sought to incentivize the executive leadership team to continue managing the business in order to generate the intended corresponding creation of stockholder value, aware that some executive officers who are critical to the execution of our strategy had equity ownership levels that were low or insufficiently retentive.

In the midst of a very competitive labor market, particularly for the skills possessed by Montrose’s executive officers, the Board also sought to increase the retentive quality of its long-term incentive equity grants through the use of time-based RSUs. Such full value awards provide alignment with stockholders, promote retention over a 5-year period, provide upside opportunity but deliver some value even during periods of market or stock price underperformance, and reinforce an ownership culture and commitment to Montrose.

The Board engaged in a thorough and comprehensive process over approximately six months to develop an appropriate incentive.

Long-Term Outperformance Grants Key Terms

Set forth below is an outline of the terms of the long-term outperformance awards granted to the CEO and other NEOs.

Item	Description

Date of Grants	December 16, 2021

Equity Vehicles	Performance-Based SARs Performance-Based RSUs (CEO only) Time-Based RSUs

Montrose Commitment	No additional equity awards to recipients for 5 years (other than payment of 2021 organic growth based bonuses)

SAR Base Price	$66.79 (closing price on December 16, 2021)

SAR Performance Goals

$133.58 (200% of grant date price); 1/3 of SARs

$166.98 (250% of grant date price); 1/3 of SARs

$200.37 (300% of grant date price) 1/3 of SARs

Performance Goal will be deemed achieved if the consecutive 20-day average trading price exceeds the specified level

SAR Performance Period	5 years

SAR Vesting Date	December 15, 2026, subject to continuing service

Change in Control	If one or more Performance Goals have been achieved prior to the Change in Control or by the consideration in such transaction, such SARs vest and become exercisable immediately prior to the Change in Control

Termination of Employment	If SARs are exercisable upon date of termination of employment, may be exercised for 2 more months; unvested SARs terminate

Page-47

2022 ANNUAL PROXY STATEMENT

Item	Description

CEO Performance RSU Performance Goal (applicable to 50% of CEO RSUs)	$90 million adjusted EBITDA for any trailing 12-month period from and after December 31, 2022

CEO Performance RSU Vesting Dates (subject to performance achievement)	December 16, 2025 (50%) and 2026 (50%)

Other RSUs	Time-based vesting, subject to continued service

RSU Vesting Dates	December 16, 2025 (50%) and 2026 (50%)

Employment Requirement for Continued Vesting	Vesting contingent on continued employment through the applicable vesting date

Change in Control

If the Performance Goal has been achieved as of the date of the Change in Control, such Performance RSUs vest in full (CEO RSUs)

Other RSUs vest in full upon the Change in Control, subject to continued service through the Change in Control date.

Termination of Employment	Forfeited

Board of Directors’ Rationale

•

SAR Rigorous Stock Price Hurdles Align Awards with Achievement of Significant Growth Objectives, Which Drive Significant Stockholder Value Creation. Reaching the SAR stock price hurdles and the NEO’s receipt of value from the performance-based SARs are inextricably tied to the successful execution of our strategy to achieve our objective of becoming the global leader in the growing environmental industry and the creation of significant stockholder value well beyond average long-term stock market growth.

•

Provides an Incentive for Executive Officers to Remain Engaged with Montrose. The Compensation Committee and Board have designed the performance awards with significant challenge, incentives and upside opportunity in order to keep the NEOs engaged and to motivate them to actively continue executing on their vision through the critical next phase of our growth. The SARs are designed not only to motivate the NEOs to accomplish key strategic goals, but also to continue building out and developing our leadership team, in order to reinforce the continuity and succession of Montrose’s leadership.

•

Provides Executive Officers the Possibility to Share in a Small Percentage of the Substantial Value They Create if Improbable Outperformance Targets are Achieved. After reviewing comparable grants, the Compensation Committee and Board set what they believed to be a reasonable proportion of the total prospective value creation to be shared with the NEOs if improbable outperformance growth targets are achieved. As described above, in order to earn the three tranches of the SARs, the NEOs must drive increases of stockholder value of approximately $1.98 billion, $2.97 billion and $3.96 billion (using the number of shares of common stock outstanding as of March 16, 2022, the “Record Date”). The design of the awards, which vest over a five-year period, provides that in connection with successfully driving the creation of such significant value for all stockholders, non-NEO stockholders will receive approximately 90% of such value creation and the NEOs collectively will be entitled to earn and retain equity representing approximately 10% of such value.

Page-48

2022 ANNUAL PROXY STATEMENT

•

Board Conducted Thorough Process and Gave Extensive Consideration to All Design Aspects, with Stockholder Viewpoint in Mind. Our Compensation Committee and Board, with the assistance of its independent compensation consultant, conducted a thorough six-month process about all aspects of the performance-based SARs and RSUs and time-based RSUs prior to setting the final terms, including stockholder and stakeholder views. The Compensation Committee favored the chosen design after considering dilution, stockholder alignment, market benchmarking, implied CAGRs, the appropriate time period for performance, retention needs, cost and the effect on the available share pool.

•

Award Magnitude Determined Relative to External Benchmarks, Internal Considerations and Compensation Committee’s View. The Compensation Committee and Board considered the size of the performance awards. It took into account comparable-type grants, internal considerations, its own developed perspective.

•

Award Design and Protective Stockholder Attributes. The SARs provide value only if the NEOs drive the creation of outsized value for all stockholders that is sustained for 20 trading days and the NEOs must retain the shares until the fifth anniversary of the grant date.

Severance Policy

The Company adopted and maintains the Montrose Environmental Group, Inc. Executive Severance Policy (the “Severance Policy”), effective as of January 1, 2020, which is further described below. Consistent with the Company’s compensation philosophy, the Compensation Committee believes the interests of stockholders are best served if the interests of our executive officers are aligned with those of our stockholders. To this end, the Company provides change-in-control severance benefits to our executive officers under the Company’s Executive Severance Plan to reduce any reluctance of our executive officers to pursue or support potential change-in-control transactions that would be beneficial to our stockholders. The Company adopted the plan with the purpose of promoting the continued employment and dedication of our executive officers without distraction in the face of a potential change-in-control transaction. The Severance Policy also provides severance benefits in the event of certain qualifying terminations following a change-in-control. The Compensation Committee believes the Executive Severance Plan provides important protection to the Company’s executive officers, is consistent with the practices of peer companies and is appropriate for the attraction and retention of executive talent. The Company’s Severance Policy is described in further detail below.

Retirement Plans

We maintain the Montrose Environmental Group 401(k) Savings Plan, a tax qualified 401(k) defined contribution plan, for the benefit of our employees. Under the 401(k) plan, employees (including the current NEOs) are permitted to elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. We are also permitted to make contributions up to the legally prescribed limits on behalf of all eligible employees to the 401(k) plan. We have historically made a matching contribution of (1) 100% of each participant’s salary deferral up to 3% of his or her compensation and (2) 50% of each participant’s salary deferral for the next 1% of his or her compensation. The Company’s matching contributions were temporarily suspended from May 1, 2020 through March 31, 2021. The amount of any such matching contribution made on behalf of a NEO is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Page-49

2022 ANNUAL PROXY STATEMENT

Other Benefits

Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. We do not provide any other perquisites to our NEOs.

Overview of 2022 Compensation Program

In order to streamline our NEO compensation program, and in light of (1) the long-term outperformance grants made in fiscal year 2021, (2) feedback from our stockholders and (3) an analysis of market and peer group compensation data, the Compensation Committee and Board have made the following key changes to NEO compensation for fiscal year 2022:

•	Adjustments to base Compensation, based on peer group and market data

•	Adjustments to target cash Organic growth-based bonus amounts

•	Capped acquisition-based bonus amounts

•

No additional equity grants during five-year performance period of long-term outperformance grants (other than payment of 2021 organic growth-based bonuses, which were granted in February 2022, consistent with the 2021 compensation plans)

Stock Ownership Guidelines

Our Board believes that, in order to more closely align the interests of our NEOs and other designated officers with the long-term interests of the Company’s stockholders, all NEOs and other designated officers should maintain a minimum level of equity interests in the Company’s common stock. Such stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines will be reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:

Position	Stock Ownership Multiple

Chief Executive Officer	6x Base Salary

Other Executive Officers Directly Reporting to CEO	3x Base Salary

Other Designated Executives	1x Base Salary

As of January 31, 2022, all of our Named Executive Officers exceeded or were on track to meet this requirement.

The determination of stock ownership includes the following:

•	Shares owned directly (including through open market purchases)

•	Shares owned jointly with or separately by the individual’s spouse

•	Shares held in trust for the benefit of the individual, the individual’s spouse, and/or the individual’s children

•	Unvested time-based restricted stock awards or restricted stock units

Page-50

2022 ANNUAL PROXY STATEMENT

Anti-Hedging Policy

The Company has adopted an insider trading policy which, among other things, prohibits our directors, officers, employees and consultants from engaging in the following types of transactions in Company securities: (a) short term trading, (b) short sales, (c) transactions involving options or derivatives and (d) hedging transactions.

Tax Deductibility (162m)

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation above $1,000,000 is generally non-deductible for any executive officer who was subject to Section 162(m) in fiscal year 2018 or, beginning with fiscal year 2019, has served as our chief executive officer or chief financial officer or has been one of our three highest-paid other executive officers. The Company’s objectives are not always consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by the Company and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.

Page-51

2022 ANNUAL PROXY STATEMENT

Compensation Committee Matters

Compensation Committee Report

The Compensation Committee hereby reports as follows*:

1.

In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management; and

2.

Based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference in our fiscal year 2021 Annual Report on Form 10-K and this 2022 Proxy Statement.

Peter M. Graham

Richard E. Perlman

J. Thomas Presby

James K. Price

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless specifically incorporated by reference therein.

Page-52

2022 ANNUAL PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes information concerning the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non -Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Vijay Manthripragada President and Chief Executive Officer	2021	600,000	42,239,198	14,943,673	638,380	-	58,421,251
	2020	595,833	-	1,438,887	2,686,440	9,975	4,731,136
	2019	491,667	-	427,835	299,262	9,800	1,228,563

Allan Dicks Chief Financial Officer	2021	400,000	15,085,457	5,632,258	159,595	1,819	21,279,128
	2020	400,000	-	719,453	1,171,610	9,975	2,301,038
	2019	393,750		256,700	149,631	9,800	809,882

Nasym Afsari General Counsel and Secretary	2021	400,000	15,085,457	5,632,258	159,595	1,819	21,279,128
	2020	400,000	-	719,453	1,171,610	9,975	2,301,038
	2019	393,750	-	256,700	149,631	8,864	808,546

Joshua M. LeMaire Chief Operating Officer	2021	400,000	15,688,837	5,632,258	159,595	1,853	21,882,544
	2020	400,000	-	719,453	1,171,610	9,975	2,301,038
	2019	393,750	-	256,700	149,631	9,800	809,882

Jose M. Revuelta Chief Strategy Officer	2021	400,000	15,688,837	5,632,258	159,595	1,853	21,882,544
	2020	400,000	-	719,453	1,171,610	9,975	2,301,038
	2019	393,750	-	256,700	149,631	9,800	809,882

(1)	The amount in this column reflects the amount of salary actually paid during the applicable calendar year. See CD&A for more details regarding NEOs’ salaries.
(2)

These columns reflect the full grant-date fair value of time-and performance-based restricted stock units, stock options and stock appreciation rights granted during the year as measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or exercise of the applicable awards. See Note 18 to our audited consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021. As described in more detail in the CD&A, vesting of the performance-based SARs, which represent $13,797,000 of the Option Awards listed for Mr. Manthripragada, and $5,058,900 of the Option Awards listed for our other NEOs, are subject to the achievement of material outperformance hurdles and if earned, vest at the five-year anniversary of grant. Further, $20,119,599 of the Stock Awards listed for Mr. Manthripragada are subject to the achievement of performance hurdles and vest, if earned, at the four- or five- year anniversary of the date of grant, as described in more detail in the CD&A. All Stock Awards and SARs granted to our NEOs in fiscal year 2021 were one-time awards, and such NEOs are not eligible to receive any additional equity grants for five years from the date of grant, with the exception of stock option awards granted in fiscal year 2022 for the Company’s performance in 2021 pursuant to the 2021 NEO compensation plans.

Page-53

2022 ANNUAL PROXY STATEMENT

(3)

We maintain a non-equity incentive plan for executives, as described in more detail in the CD&A. The amounts reported represent the 2019, 2020 and 2021 Acquisition Based Bonus described therein earned for the years ended December 31, 2019, December 31, 2020 and December 31, 2021, for which payment was made in January 2020, January 2021 and January 2022, respectively, and for 2020 and 2021, amounts earned under the NEO’s 2020 and 2021 Organic Growth Bonus, which were paid in the first quarter of the respective subsequent years. The amounts reported for 2020 also include $2m of bonus paid to Mr. Manthripragada and $1m to each of our other NEOs upon completion of our initial public offering.

(4)	The amount reported represents the Company’s match of contributions to a 401(k) plan, which plan is described herein.

Page-54

2022 ANNUAL PROXY STATEMENT

Grants of Plan Based Awards in Fiscal Year 2021

The following table sets forth awards granted to our NEOs in fiscal year 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Organic Growth - Cash	N/A	28,600	200,000	400,000
Acquisition Based - Cash(3)	N/A		238,380	-
Options	01/01/2021								36,295	$30.96	588,908
Options - Performance	03/18/2021								21,125	$47.72	557,765
RSU	12/16/2021							316,209			21,119,599
RSU - Performance(4)	12/16/2021				-	316,209	-				21,119,599
SAR	12/16/2021				300,000	-	900,000			$66.79	13,797,000

Organic Growth - Cash	N/A	7,150	50,000	100,000
Acquisition Based - Cash(3)	N/A		59,595	-
Options	01/01/2021								18,148	$30.96	294,462
Options - Performance	03/18/2021								10,563	$47.72	278,896
RSU	12/16/2021							225,864			15,085,457
SAR	12/16/2021				110,000	-	330,000				5,058,900

Organic Growth Cash	N/A	7,150	50,000	100,000
Acquisition Based - Cash(3)	N/A		59,595
Options	01/01/2021								18,148	$30.96	294,462
Options - Performance	03/18/2021								10,563	$47.72	278,896
RSU	12/16/2021							225,864			15,085,457
SAR	12/16/2021				110,000	-	330,000				5,058,900

Organic Growth Cash	N/A	7,150	50,000	100,000
Acquisition Based - Cash(3)	N/A		59,595
Options	01/01/2021								18,148	$30.96	294,462
Options - Performance	03/18/2021								10,563	$47.72	278,896
RSU	12/16/2021							234,898			15,688,837
SAR	12/16/2021				110,000	-	330,000				5,058,900

Page-55

2022 ANNUAL PROXY STATEMENT

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Organic Growth Cash	N/A	7,150	50,000	100,000
Acquisition Based - Cash(3)	N/A		59,595
Options	01/01/2021								18,148	$30.96	294,462
Options - Performance	03/18/2021								10,563	$47.72	278,896
RSU	12/16/2021							234,898			15,688,837
SAR	12/16/2021				110,000	-	330,000				5,058,900

(1)	All equity awards were awarded under our Stock Plan.
(2)

Exercise price for all equity awards issued under the Stock Plan are based on the closing price of the Company’s common stock on the NYSE on the date of grant, unless the date of grant falls on a non-trading day, in which case, exercise price is equal to the closing price on the immediately prior trading day.

(3)

Amounts listed reflect actual amounts earned by our NEOs in fiscal year 2021 under the Acquisition Based Bonus program, and which were paid in fiscal year 2022. The Acquisition Based Bonus program for fiscal year 2021 did not have a target or maximum.

(4)	Performance RSUs do not have a threshold or maximum payout. Please see CD&A for further discussion of the performance and vesting criteria.

Existing Agreements with Named Executive Officers

Vijay Manthripragada. We entered into an offer letter with Mr. Manthripragada on July 13, 2015, for the position of President. Mr. Manthripragada was subsequently appointed CEO and President on February 17, 2016. On June 23, 2016, the Company provided Mr. Manthripragada with an executive compensation letter pursuant to which, among other things, Mr. Manthripragada was entitled to a $2,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company, subject to his continued employment through such date. Mr. Manthripragada received the $2,000,000 payment following consummation of the Company’s initial public offering (“IPO”) in July 2020.

Allan Dicks. We entered into an offer letter with Mr. Dicks on August 8, 2016, for the position of Chief Financial Officer. On August 8, 2016, the Company provided Mr. Dicks with an executive compensation letter pursuant to which, among other things, Mr. Dicks was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company, subject to his continued employment through such date. Mr. Dicks received the $1,000,000 payment following consummation of the IPO.

Page-56

2022 ANNUAL PROXY STATEMENT

Nasym Afsari. We entered into an offer letter with Ms. Afsari on October 14, 2014, for the position of General Counsel. On June 23, 2016, the Company provided Ms. Afsari with an executive compensation letter, which was supplemented on September 14, 2017, pursuant to which, among other things, Ms. Afsari was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company subject to her continued employment through such date. Ms. Afsari received the $1,000,000 payment following consummation of the IPO.

Joshua M. LeMaire. We entered into an offer letter with Mr. LeMaire on July 2, 2015, for the position of Vice President, Business Development and Marketing. Mr. LeMaire was subsequently appointed Chief Operations Officer on June 28, 2017. On June 23, 2016, the Company provided Mr. LeMaire with an executive compensation letter, pursuant to which, among other things, Mr. LeMaire was entitled to a

$1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company subject to his continued employment through such date. Mr. LeMaire received the $1,000,000 payment following consummation of the IPO.

Jose M. Revuelta. We entered into an offer letter with Mr. Revuelta on March 4, 2014, for the position of Vice President. Mr. Revuelta was subsequently appointed Chief Strategy Officer on June 28, 2017. On June 23, 2016, the Company provided Mr. Revuelta with an executive compensation letter, pursuant to which, among other things, Mr. Revuelta was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company subject to his continued employment through such date. Mr. Revuelta received the $1,000,000 payment following consummation of the IPO.

Page-57

2022 ANNUAL PROXY STATEMENT

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information on stock options, restricted stock units and stock appreciation rights granted to the NEOs that were outstanding on December 31, 2021:

	Option Awards					Stock Awards

6/23/2016	209,125	-		6.03	6/23/2026
1/10/2019(2)	22,733	11,367		24	1/10/2029
1/1/2020(2)	12,594	25,189		31.6	1/1/2030
7/22/2020(3)	-	143,041		15	7/22/2030
1/1/2021(2)	-	36,295		30.96	1/1/2031
3/18/2021(4)	10,562	10,563		47.72	3/18/2031
12/16/2021			900,000(5)	66.79	12/16/2031
12/16/2021						316,209(6)	22,295,897
12/16/2021								316,209(7)	22,295,897

12/13/2016	62,500	-		9.76	12/13/2026
1/10/2019(2)	13,640	6,820		24	1/10/2029
1/1/2020(2)	6,297	12,595		31.6	1/1/2030
7/22/2020(3)	-	71,521		15	7/22/2030
1/1/2021(2)	-	18,148		30.96	1/1/2031
3/18/2021(4)	5,281	5,282		47.72	3/18/2031
12/16/2021			330,000(5)	66.79	12/16/2031
12/16/2021						225,864(6)	15,925,671

6/23/2016	43,348	-		6.03	6/23/2026
1/10/2019(3)	13,640	6,820		24	1/10/2029
1/1/2020(3)	6,297	12,595		31.6	1/1/2030
7/22/2020(3)	-	71,521		15	7/22/2030
1/1/2021(2)	-	18,148		30.96	1/1/2031
3/18/2021(4)	5,281	5,282		47.72	3/18/2031
12/16/2021			330,000(5)	66.79	12/16/2031
12/16/2021						225,864(6)	15,925,671

6/23/2016	154,709	-		6.03	6/23/2026
1/10/2019(2)	-	6,820		24	1/10/2029
1/1/2020(2)	-	12,595		31.6	1/1/2030
7/22/2020(3)	-	71,521		15	7/22/2030
1/1/2021(2)	-	18,148		30.96	1/1/2031
3/18/2021(4)	5,281	5,282		47.72	3/18/2031
12/16/2021			330,000(5)	66.79	12/16/2031
12/16/2021						234,898(6)	16,562,658

Page-58

2022 ANNUAL PROXY STATEMENT

9/2/2014	50,000	-		5.72	9/2/2024
6/23/2016	137,875	-		6.03	6/23/2026
1/10/2019(2)	13,640	6,820		24	1/10/2029
1/1/2020(2)	6,297	12,595		31.6	1/1/2030
7/22/2020(3)	-	71,521		15	7/22/2030
1/1/2021(2)	-	18,148		30.96	1/1/2031
3/18/2021(4)	5,281	5,282		47.72	3/18/2031
12/16/2021			330,000(5)	66.79	12/16/2031
12/16/2021						234,898(6)	16,562,658

(1)	Calculated by multiplying the number of restricted stock units by $70.51, the closing price of our common stock on December 31, 2021.
(2)	1/3 of the shares subject to the options vest on each anniversary of the grant date.
(3)	50% of the shares subject to the option will vest on the two-year anniversary of the grant date and the remaining 50% will vest on the four-year anniversary of the grant date.
(4)	50% of the shares subject to the option vested on the six-month anniversary of the grant date, and the remaining 50% vested on the twelve-month anniversary of the grant date.
(5)

The earned portion of the SARs shall vest, if at all, on the fifth (5th) anniversary of the date of grant based on achievement of outperformance hurdles over a five year period, subject to continued service. The performance hurdles shall be deemed achieved if the average trading price per share of the Company’s common stock equals or exceeds the applicable stock price performance hurdle set forth below for the trading days falling in a consecutive 20-day period prior to the vesting date.

SAR Stock Price Performance Hurdle	Portion of SARs Subject to Performance Hurdle

$133.58 (200% of grant price)	1/3

$166.98 (250% of grant price)	1/3

$200.37 (300% of grant price)	1/3
(6)	Fifty percent (50%) of the RSUs vest on each of the fourth (4th) and fifth (5th) anniversaries of the date of grant, subject to the NEO’s continued service through each such date.
(7)

Fifty percent (50%) of the Performance RSUs vest on each of the fourth (4th) and fifth (5th) anniversaries of the date of grant, subject to the Mr. Manthripragada’s continued service through each such date and further subject to achievement of the Performance Criteria (as defined below). If the Performance Criteria is not met prior to the fourth (4th) anniversary of the date of grant, none of the Performance RSUs will vest at such time, and if the Performance Criteria is subsequently met prior to the fifth (5th) anniversary of the date of grant, all of the Performance RSUs will vest at such time, subject to continued service through such date. If the Performance Criteria is not met by the fifth (5th) anniversary of the date of grant, all of the Performance RSUs will be forfeited. The

Page-59

2022 ANNUAL PROXY STATEMENT

“Performance Criteria” will be met if the Company achieves $90M in adjusted EBITDA (as reported) for any trailing twelve-month period from and after December 31, 2022, which shall be measured quarterly for purposes of determining if the Performance Criteria has been met.

Option Exercises in Fiscal Year 2021

The following table summarizes the number of options exercised and the value realized upon such exercise for each of the NEOs during fiscal year 2021.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Vijay Manthripragada	417,000	20,408,532.13

Allan Dicks	118,000	6,710,862.26

Nasym Afsari	134,027	7,669,943.88

Joshua M. LeMaire	53,103	2,473,244.54

Jose M. Revuelta	-	-

Potential Payments Upon Termination or Change In Control

The Company maintains certain arrangements and plans under which the NEOs are eligible to receive cash severance, equity vesting and other benefits upon termination of employment with the Company, or upon a change in control. These arrangements are part of our overall compensation program, and are tailored to our goal of attracting, motivating, and retaining our executives. These carefully structured change in control and severance benefits allow our NEOs to focus their attention on the Company’s business and on any proposed corporate transaction without undue concern for the impact of the transaction on their own employment or financial situations.

Severance Policy

The Company adopted and maintains the Montrose Environmental Group, Inc. Executive Severance Policy (the “Severance Policy”), effective as of January 1, 2020. Under the Severance Policy, in the event any NEO is terminated other than for Cause, death or Disability or resigns for Good Reason (each as defined in the Severance Policy) and subject to the execution and delivery of a general release of claims against the Company, the NEO is eligible for base salary continuation for a period of 12 months in an amount equal to two times base salary in the case of the Chief Executive Officer or one times base salary for all other NEOs, payable over a period of 12 months; provided, however, that if the involuntary termination occurs within two (2) years following a Change in Control (as defined in the Severance Policy), (i) payment of the base salary continuation shall be made in lump sum and (ii) all outstanding and unvested equity incentive awards previously granted to the NEO shall immediately vest in full, with performance-based awards vesting based on the assumption that the target level of performance has been achieved, subject to any more specific terms set forth in an equity grant award agreement (as described below). This Severance Policy supersedes the change in control payments and benefits set forth in all existing agreements with NEOs summarized above in the section captioned “Existing Agreements with Named Executive Officers.”

Page-60

2022 ANNUAL PROXY STATEMENT

Voluntary Termination other than for Good Reason or Termination for Cause

The NEO would receive no payments or other benefits upon a voluntary termination of employment that did not meet the requirements of a Good Reason termination or following a termination for Cause, in either case as those terms are defined in the Severance Policy. Unvested RSUs, Performance RSUs, SARs and options would not vest and would be forfeited.

Death, Disability, Termination Not for Cause or Resignation for Good Reason Not in Connection with a Change in Control

The NEO would be eligible for continuation of base salary in an amount as described above under the Severance Policy if the NEO’s employment was terminated for a reason other than for Cause, if the NEO resigned for Good Reason, or as a result of the NEO’s death or disability. Unvested RSUs, Performance RSUs SARs and options would not vest and would be forfeited.

Change in Control

The NEOs’ outstanding RSUs, and options will vest in full upon the change in control if the NEO remains employed until a Change in Control occurred. Similarly, if the Performance RSUs performance criteria was met before or in connection with a Change in Control, and if any of the performance-based SAR stock price hurdles were met before the Change in Control occurred or would vest based on the consideration to be received in a Change in Control, the Performance RSUs would vest and the SARs would vest as to such tranche of SARs if the NEO remains employed until the Change in Control date. The phrase “Change in Control” is defined to generally include:

•	the acquisition of beneficial ownership of 50% or more of the combined voting power of the then outstanding shares of the Company, or

•

the directors constituting the Company’s Board of Directors on October 25, 2017, cease to constitute a majority of the Board together with new members appointed by a majority of directors then serving as directors;

•	the merger or consolidation of the Company with another corporation, which results in the Company’s stockholders holding less than 50% of the combined voting securities of the surviving company; or

•	the complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the Company’s assets (with certain exceptions).

Termination After Change in Control

The NEO would be eligible for a lump sum cash payment in an amount as described above under the Severance Policy if the NEO was terminated from employment within two years following a Change in Control. Unvested RSUs, Performance RSUs, SARs and options would vest, with performance-based equity vesting at the target level of achievement, subject to any more specific terms set forth in an equity grant award agreement.

Page-61

2022 ANNUAL PROXY STATEMENT

The following table sets forth information with respect to the value of payments or vesting acceleration, as applicable, such NEO would be entitled to receive assuming that there occurs as of December 31, 2021 (1) the NEO’s death, disability, Termination not for Cause or Good Reason Termination, and (2) a Change in Control:

Vijay Manthripragada

Executive Severance Policy Upon Termination or Change in Control	Not For Cause or Good Reason ($)		Death or Disability ($)		Change in Control ($)		Change in Control Termination ($)

Cash Severance	1,200,000	(1)	1,200,000	(1)	0		1,200,000	(1)

Stock Options(2)	0		0		11,125,187	(3)	11,125,187	(3)

Restricted Stock Units	0		0		22,295,897	(4)	22,295,897	(4)

Performance Restricted Stock Units	0		0		0	(5)	0	(5)

TOTAL	1,200,000		1,200,000		33,421,084		34,621,084

Allan Dicks

Executive Severance Policy Upon Termination or Change in Control	Not For Cause or Good Reason ($)		Death or Disability ($)		Change in Control ($)		Change in Control Termination ($)

Cash Severance	400,000	(1)	400,000	(1)	0		400,000	(1)

Stock Options(2)	0		0		5,615,531	(3)	5,615,531	(3)

Restricted Stock Units	0		0		15,925,671	(4)	15,925,671	(4)

TOTAL	400,000		400,000		21,541,201		21,941,201

Nasym Afsari

Executive Severance Policy Upon Termination or Change in Control	Not For Cause or Good Reason ($)		Death or Disability ($)		Change in Control ($)		Change in Control Termination ($)

Cash Severance	400,000	(1)	400,000	(1)	0		400,000	(1)

Stock Options(2)	0		0		5,615,531	(3)	5,615,531	(3)

Restricted Stock Units	0		0		15,925,671	(4)	15,925,671	(4)

TOTAL	400,000		400,000		21,541,201		21,941,201

Joshua M. LeMaire

Executive Severance Policy Upon Termination or Change in Control	Not For Cause or Good Reason ($)		Death or Disability ($)		Change in Control ($)		Change in Control Termination ($)

Cash Severance	400,000	(1)	400,000	(1)	0		400,000	(1)

Stock Options(2)	0		0		5,615,531	(3)	5,615,531	(3)

Page-62

2022 ANNUAL PROXY STATEMENT

Executive Severance Policy Upon Termination or Change in Control	Not For Cause or Good Reason ($)	Death or Disability ($)	Change in Control ($)		Change in Control Termination ($)

Restricted Stock Units	0	0	16,562,658	(4)	16,562,658	(4)

TOTAL	400,000	400,000	22,178,189		22,578,189

Jose M. Revuelta

Executive Severance Policy Upon Termination or Change in Control	Not For Cause or Good Reason ($)		Death or Disability ($)		Change in Control ($)		Change in Control Termination ($)

Cash Severance	400,000	(1)	400,000	(1)	0		400,000	(1)

Stock Options(2)	0		0		5,615,531	(3)	5,615,531	(3)

Restricted Stock Units	0		0		16,562,658	(4)	16,562,658	(4)

TOTAL	400,000		400,000		22,178,189		22,578,189

(1)	The amount shown is equal to one times (two times for Mr. Manthripragada) the base salary at time of termination.
(2)

The vesting of any tranche(s) of unvested SARs will depend on whether any of the stock price hurdles were met prior to the Change in Control or whether any such tranche of unvested SARs would vest based on the value of the consideration to be received in the Change of Control. No amount is included in respect of such SARs because the stock price of $70.51 at December 31, 2021 did not exceed any of the stock price hurdles of the SARs.

(3)

All unvested stock options will vest immediately prior to the consummation of a Change in Control. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the stock price of $70.51 at December 31, 2021.

(4)

All unvested restricted stock units will vest upon a Change in Control. The amount shown is the market value of all unvested restricted stock units based on the stock price of $70.51 on December 31, 2021.

(5)

The vesting of Performance Restricted Stock Units will depend on whether the adjusted EBITDA performance hurdle has been achieved prior to a Change in Control. No amount is included in respect of such Performance Restricted Stock Units because the performance hurdle had not been achieved as of December 31, 2021.

Page-63

2022 ANNUAL PROXY STATEMENT

PROPOSAL NO. 4

Non-Binding, Advisory Vote on the Frequency of Future Non-Binding, Advisory Votes to Approve Named Executive Officer Compensation

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking our stockholders to vote, on a non-binding and advisory basis, on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal is commonly referred to as a “Say-on-Frequency” vote.

By voting on this Proposal 4, stockholders may indicate, on a non-binding and advisory basis, whether the say-on-pay advisory vote should occur with a frequency of 1 year, 2 years or 3 years.

After careful consideration, our Board has determined that an annual Say-on-Pay vote is the most appropriate policy for the Company as it will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Further, while our executive compensation program is designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation would provide the Company with more direct and immediate feedback on those compensation disclosures. Our Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation matters. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of a compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation by the time of the following year’s annual meeting.

Although this vote is not binding on our company, the Board of Directors values the opinions that stockholders express in their votes and will take the outcome of this proposal into consideration in determining the appropriate frequency with which to hold future Say-on-Pay votes.

Required Vote

Please mark on the proxy card or voting instruction form your preference as to the frequency of holding future Say-on-Pay stockholder advisory votes as either every 1 year, every 2 years, or every 3 years or mark “abstain.” The option that receives the most votes will represent the recommendation of the stockholders as to the frequency of holding future Say-on-Pay advisory votes. Abstentions and Broker non-votes will have no effect the outcome of this proposal.

The Board of Directors unanimously recommends that you vote for a frequency of ONE YEAR, on a non-binding and advisory basis, for future non-binding, advisory votes to approve the compensation of our named executive officers.

Page-64

2022 ANNUAL PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of the Company’s common stock as of March 16, 2022 (the “Record Date”) by: (1) stockholders known by the Company to beneficially own more than 5% of the Company’s common stock, (2) each of our directors and Named Executive Officers, and (2) all of our directors and executive officers as a group. A total of 29,682,072shares of the Company’s common stock were issued and outstanding as of the Record Date.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options, RSUs and other convertible securities that are exercisable or have vested, as applicable, or will be exercisable or will vest, as applicable, within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals listed below is Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, Arkansas 72118.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned	% of Total Outstanding Common Stock

5% Stockholders

Capital Research Global Investors(1)	2,179,882	7.34%

Blackrock, Inc.(2)	2,045,847	6.89%

Alger Associates, Inc.(3)	2,896,345	9.76%

UBS Group AG(4)	2,405,620	8.10%

Named Executive Officers and Directors

Vijay Manthripragada(5)	314,563	1.05%

Allan Dicks(6)	148,425	*

Nasym Afsari(7)	133,040	*

Joshua W. LeMaire(8)	186,637	*

Jose Revuelta(9)	268,140	*

J. Miguel Fernandez de Castro	125,072	*

Peter M. Graham	208,869	*

Peter Jonna	-	-

Robin Newmark	11,926	*

Richard E. Perlman	923,125	3.11%

J. Thomas Presby(10)	44,794	*

James K. Price	1,004,663	3.38%

Janet Risi Field	7,125	*

All Directors & Executive Officers as a group (13 persons)(11)	3,376,979	11.0%

Page-65

2022 ANNUAL PROXY STATEMENT

*	Less than one percent
(1)

The information regarding the beneficial ownership of Capital Research Global Investors is based on the Schedule 13G filed with the SEC by Capital Research Global Investors on February 11, 2022. According to this Schedule 13G, Capital Research Global Investors. has (i) sole power to vote 2,179,882 shares of common stock, (ii) shared power to vote 0 shares of common stock, (iii) sole power to dispose of 2,179,882 shares of common stock and (iv) shared power to dispose of 0 shares of common stock. The address for the reporting person is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(2)

The information regarding the beneficial ownership of Blackrock, Inc. is based on the Schedule 13G filed with the SEC by Blackrock, Inc. on February 4, 2022. According to this Schedule 13G, Blackrock, Inc. has (i) sole power to vote 2,028,089 shares of common stock, (ii) shared power to vote 0 shares of common stock, (iii) sole power to dispose of 2,045,847 shares of common stock and (iv) shared power to dispose of 0 shares of common stock. The address for the reporting person is 55 East 52nd Street, New York, NY 10055.

(3)

The information regarding the beneficial ownership of Alger Associates, Inc. is based on the Schedule 13G/A filed with the SEC by Alger Associates, Inc. on February 14, 2022. According to this Schedule 13G/A Alger Associates, Inc. has (i) sole power to vote 2,896,345 shares of common stock, (ii) shared power to vote 0 shares of common stock, (iii) sole power to dispose of 2,896,345 shares of common stock and (iv) shared power to dispose of 0 shares of common stock. The address for the reporting person is 100 Pearl Street, 27th Floor, New York, NY 10004.

(4)

The information regarding the beneficial ownership of UBS Group AG is based on the Schedule 13G filed with the SEC by UBS Group AG on February 14, 2022. According to this Schedule 13G, UBS Group AG has (i) sole power to vote 2,154,128 shares of common stock, (ii) shared power to vote 0 shares of common stock, (iii) sole power to dispose of 0 shares of common stock and (iv) shared power to dispose of 2,405,620 shares of common stock. The address for the reporting person is Bahnhofstrasse 45, Zurich, Switzerland.

(5)	Includes 301,635 options to purchase shares of Company common stock that were exercisable as of the Record Date or that will be exercisable within 60 days of the Record Date.
(6)	Includes 112,165 options to purchase shares of Company common stock that were exercisable as of the Record Date or that will be exercisable within 60 days of the Record Date.
(7)	Includes 93,013 options to purchase shares of Company common stock that were exercisable as of the Record Date or that will be exercisable within 60 days of the Record Date.
(8)	Includes 184,437 options to purchase shares of Company common stock that were exercisable as of the Record Date or that will be exercisable within 60 days of the Record Date.
(9)	Includes 237,540 options to purchase shares of Company common stock that were exercisable as of the Record Date or that will be exercisable within 60 days of the Record Date.
(10)	Includes 10,000 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(11)	Includes 938,790 options to purchase shares of Company common stock that were exercisable as of the Record Date or that will be exercisable within 60 days of the Record Date.

Page-66

2022 ANNUAL PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee charter provides that our Audit Committee will review and approve transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates (each, a related party).

Related Person Transaction Policy

Pursuant to our Related Person Transaction Policy, a written policy adopted in connection with our initial public offering, subject to limited exceptions, related party transactions will not be approved unless the Board of Directors or the Audit Committee (in each case, composed of disinterested directors), as applicable, has approved of the transaction. Prior to approving any transaction with a related party, our Board of Directors or Audit Committee (in each case, composed of disinterested directors), as applicable, will consider the material facts as to the related party’s relationship with the Company or interest in the transaction.

Investor Rights Agreement

We are party to a Third Amended and Restated Investors’ Rights Agreement dated April 13, 2020, with Oaktree and the common stockholders party thereto, which include each of our executive officers and directors, or the Investor Rights Agreement.

The Investor Rights Agreement includes a right of first offer in favor of Oaktree with respect to its pro rata portion of any new securities issued by us, excluding any shares to be issued by us in certain specified circumstances. This right of first offer survives so long as any share of Series A-2 preferred stock, or shares of our common stock issued in exchange for shares of Series A-2 preferred stock, remain outstanding.

The terms of the Investor Rights Agreement include provisions for certain demand and piggyback registration rights in favor of Oaktree and certain other stockholders including Messrs. Perlman and Price. Oaktree, Messrs. Perlman and Price acting together and holders who in the aggregate hold at least 25% of the then outstanding registrable securities (which includes all shares of common stock held by Oaktree, including shares to be issued upon redemption of our Series A-2 preferred stock) each have demand registration rights under the agreement. OCM Montrose II Holdings, L.P. is limited to three such demands, both of OCM Montrose Holdings, L.P. and Messrs. Perlman and Price acting together are limited to two such demands and any other initiating holder may not exercise any such demand once two demands have been previously effected. Each demand must cover registrable securities with an aggregate value of at least $5.0 million.

Provided we are eligible to use Form S-3, Oaktree, Messrs. Perlman and Price acting together and holders of at least 20% of the then outstanding registrable securities each have the right to demand that we file a registration statement on Form S-3. We are not, however, obligated to make more than two such Form S-3 registrations within a given 12-month period and such registration must cover securities with an aggregate value of at least $1.0 million. Oaktree, Messrs. Perlman and Price acting together and the holders of registrable securities also have certain piggyback registration rights with respect to both Company-initiated registrations after January 27, 2021. On August 11, 2021 we filed a shelf registration statement on Form S-3 pursuant to an exercise of this demand right by Messrs. Perlman and Price which registers approximately 2.9 million shares of common stock.

Page-67

2022 ANNUAL PROXY STATEMENT

We are obligated to pay all Company expenses incurred in connection with registrations under the Investor Rights Agreement and the reasonable fees and expenses of one counsel for all participating holders. The holders will, however, bear their own selling expenses, including any underwriting discounts and commissions. The Investor Rights Agreement does not provide for the payment of any consideration by us to any holders of registrable securities if a registration statement is not declared effective or if the effectiveness is not maintained.

A holder of registrable securities may transfer its registration rights under the Investor Rights Agreement only (i) to a transferee or assignee who acquires at least 30% of such holder’s registrable securities as of April 13, 2020, (ii) to specified family members and affiliates or (iii) with our written consent. A holder’s registration rights will terminate on the date on which the holder and its affiliates have sold all of their registrable securities pursuant to Rule 144 or a registration under the Investor Rights Agreement.

Indemnification Agreements

Our Bylaws permit us to indemnify our executive officers and directors to the fullest extent permitted by law, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Page-68

2022 ANNUAL PROXY STATEMENT

Q&A ABOUT OUR ANNUAL MEETING

This Q&A is being provided for your convenience and includes essential information about the proxy materials and how to ensure your shares are voted at the Annual Meeting. Please read this entire Proxy Statement carefully for information about the proposals being presented.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon the following matters outlined in the accompanying Notice of the Annual Meeting:

•	The election of our three Class II director nominees, J. Thomas Presby, James K. Price and Janet Risi Field;

•	The ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022

•	The approval, on a non-binding and advisory basis, of the compensation of our named executive officers (“Say-on-Pay”); and

•	To vote, on a non-binding and advisory basis, on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers (“Say-on-Frequency”).

Stockholders may also act upon such other business that may properly come before the Annual Meeting.

How does the Board of Directors Recommend I Vote?

The Board recommends a vote:

•	For the election of each of our three Class II director nominees, J. Thomas Presby, James K. Price and Janet Risi Field;

•	For the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022

•	For the approval, on a non-binding and advisory basis, of the compensation of our named executive officers; and

•	For a frequency of one year, on a non-binding and advisory basis, for future votes to approve on a non-binding, advisory basis, the compensation of our named executive officers.

Who is Entitled to Vote?

Only stockholders who owned shares of our common stock at the close of business on March 16, 2022 will be entitled to receive notice of and vote at the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “holder of record.” If, on the Record Date, your shares were held in an account at a bank, broker, or other nominee, then you are the “beneficial owner” of shares held in “street name” and the Notice and your voting instruction form are being made available to you by that nominee.

Page-69

2022 ANNUAL PROXY STATEMENT

How Do I Vote?

As a stockholder of record, you may vote your shares in any of the following ways:

•	By Telephone: Call the toll-free number shown on your Notice or proxy card (you may vote until the adjournment of the Annual Meeting on May 10, 2022)

•	Via the Internet: Follow the instructions on your Notice or proxy card (you may vote until the adjournment of the Annual Meeting on May 10, 2022)

•	By Mail: You should mark and sign your proxy card and send it in the enclosed prepaid, addressed envelope.

•	At the Meeting: See “How Do I Attend the Annual Meeting” and “How Do I Vote at the Annual Meeting?”

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please see your proxy card for more information on how to vote by proxy.

Beneficial owners who hold their shares in street name should follow the instructions on the voting instruction form provided to you with the Notice. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

What Does it Mean if I Receive More than One Notice?

It means you have multiple accounts with the transfer agent and/or with a bank, broker or other nominee. Please provide voting instructions for all materials you receive.

What Constitutes a Quorum and What Vote is Required to Approve the Proposals?

We need a quorum of stockholders in order to conduct business at the Annual Meeting. A quorum exists when the holders of record of a majority of the voting power of the stock outstanding and entitled to vote at the meeting are present in person or by proxy. As of the Record Date, a total of 29,682,072 shares of the Company’s common were issued and outstanding.

Shares that are voted “For” or “Against” proposals are treated as being present at the Annual Meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will also be counted for purposes of determining whether a quorum of shares is present at the Annual Meeting.

What Are the Voting Requirements to Approve the Proposals?

•

Proposal No. 1: Election of Directors – Each director nominee will be elected by a plurality of the votes cast by the shares present in person or by proxy and entitled to vote. This means that the three individuals nominated for election as Class II directors who receive the most “FOR” votes will be elected. Abstentions and broker non-votes are not counted as votes cast for or against a director nominee and as such will have no impact on the outcome of Proposal No. 1 – Election of Directors.

Page-70

2022 ANNUAL PROXY STATEMENT

•

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm – This proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of this proposal. This proposal is an advisory vote and as such, is not binding on the Company.

•

Proposal No. 3: Non-Binding, Advisory Approval of Named Executive Officer Compensation – This proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of this proposal. This proposal is an advisory vote and as such, is not binding on the Company.

•

Proposal No. 4: Non-Binding, Advisory Vote on the Frequency of Future Non-Binding, Advisory Approvals of Named Executive Officer Compensation – The frequency option (i.e. every one year, two years or three years) that receives the most votes cast will be considered to be the frequency that has been selected by stockholders. Abstentions and Broker non-votes will not affect the outcome of this proposal.

What if I Return My Proxy Card or Voting Instruction Form or Vote By Internet or Telephone, But Do Not Specify How I Want to Vote on One or More Matters to Be Considered at the Annual Meeting?

If you mark your voting instructions on the proxy card or voting instruction form, or complete the online or telephone voting procedures, your shares will be voted as you instruct.

If you are a holder of record and return a signed proxy card or otherwise complete the online or telephone voting procedures, but do not provide voting instructions on one or more matters, your shares will be voted on the matter(s) for which no instructions were provided as follows, based on recommendations of the Board:

•	For the election of each of our three Class II director nominees, J. Thomas Presby, James K. Price and Janet Risi Field;

•	For the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022;

•	For the approval, on a non-binding and advisory basis, of the compensation of our named executive officers; and

•	For a frequency of one year, on a non-binding and advisory basis, for future votes to approve on a non-binding, advisory basis, the compensation of our named executive officers.

If you are a beneficial owner and hold your shares in street name and do not return the voting instruction form or otherwise vote your shares, or do not properly provide your nominee with specific voting instructions on all matters to be considered at the Annual Meeting, the nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable NYSE rules, nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of independent registered public accounting firms such as Proposal 2. However, nominees do not have the discretion to vote on the election of directors, Say-on-Pay or Say-on-Frequency such as Proposals 1, 3 and 4.

Page-71

2022 ANNUAL PROXY STATEMENT

What if I Change My Mind After I Vote?

You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting (or such earlier time as stated in your Notice if you are a beneficial owner) by delivering or completing a later dated proxy. You may do so by giving written notice to the Secretary of the Company specifying your revocation, by voting again electronically over the Internet or by telephone, or by signing and delivering another proxy with a later date or by voting again during the Annual Meeting, in each case prior to the applicable deadline specified in your proxy card, voting instruction form and Notice. Your proxy with the latest date is counted.

How Do I Attend the Annual Meeting?

Stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 16, 2022, the Record Date, are entitled to attend and participate in the Annual Meeting, including submitting questions and examining our stockholder list as of the Record Date, during the Annual Meeting. Due to the meeting being hosted virtually, you will not be able to attend the Annual Meeting physically in person. Please see “Can I Attend the Annual Meeting Physically in Person?” and “Why is the Annual Meeting Being Held Virtually?” below for further information.

In order to attend and participate in the Annual Meeting, you must register at www.proxypush.com/MEG. Stockholders will need to enter their control number found on their proxy materials such as a proxy card, voting instruction form or Notice, and follow the instructions on the website. If you are a beneficial owner of shares registered in the name of a bank, broker or other nominee, you may be asked to provide additional information such as the registered name on your account, the name of your bank, broker or other nominee and the number of shares you own as part of the registration process. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access and participate in the Annual Meeting. Registration will be accepted up to the start of the Annual Meeting. The meeting website will also include links for stockholders to vote their shares during the Annual Meeting. See “How Do I Vote at the Annual Meeting?”

On the day of the Annual Meeting, Tuesday, May 10, 2022, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. The Annual Meeting will begin promptly at 9:00 a.m. and Central time.

What if I Encounter Technical Difficulties Accessing the Webcast or During the Annual Meeting?

Help and technical support for virtually accessing and participating in the Annual Meeting will be available during the Annual Meeting. An email address for support will be provided during the registration process and a toll-free support number will be provided in the email that you will receive approximately one hour prior to the meeting.

How Can I Submit Questions for the Annual Meeting?

Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website. Management will try to respond to questions from stockholders in the same way as it would if we held an in-person meeting. We do not

Page-72

2022 ANNUAL PROXY STATEMENT

place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem inappropriate. We will generally answer questions as they come in and address those asked in advance as time permits. Stockholders will be limited to one question each, unless time otherwise permits.

How Do I Vote at the Annual Meeting?

Stockholders may vote their shares through links that will be available on the www.proxydocs.com/MEG website during the Annual Meeting. However, if you are a beneficial owner and hold your shares through a bank, broker or other nominee, you will need to first follow the instructions below to submit proof of your proxy power to be able to vote your shares at the Annual Meeting. Stockholders may also continue to vote their shares through the various options outlined in their proxy materials up to the applicable deadlines listed in your proxy materials. Please also see “How Do I Vote” for other ways stockholders may vote their shares.

If you are a beneficial owner and hold your shares through a bank, broker or other nominee, in order to vote at the Annual Meeting, you must first submit proof of your proxy power (legal proxy) reflecting your Montrose Environmental Group, Inc. holdings along with your name and email address to Mediant Communications. Submissions must be labeled as “Legal Proxy” and be received by Mediant Communications no later than 5:00 p.m., Eastern Time, on May 9, 2022, by forwarding the email from your bank, broker or other nominee, or attaching an image of your legal proxy, to dsmsupport@mediantonline.com.

Can I Attend the Annual Meeting Physically in Person?

No. The Annual Meeting will be held in a virtual-only meeting format at www.proxydocs.com/MEG, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, including submitting questions and examining our stockholder list as of the Record Date, and to vote their shares. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management. See “How Do I Attend the Annual Meeting?” and “How Do I Vote At the Annual Meeting?” above for additional information on these matters.

Why Is the Annual Meeting Being Held Virtually?

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and at minimal cost, using an Internet- connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the COVID-19 pandemic.

Stockholders of record and beneficial owners as of the close of business on March 16, 2022, the Record Date, will have the ability to access and participate the Annual Meeting via the virtual-only meeting platform described above.

Page-73

2022 ANNUAL PROXY STATEMENT

OTHER MATTERS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Stockholder Proposals and Nominations for the 2023 Annual Meeting

Proposals Submitted under SEC Rules

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2023 annual meeting of stockholders. To be eligible, your proposal must be received by us no later than the close of business on November 29, 2022, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules. Proposals should be sent to us at: Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, AR 72118, Attention: Corporate Secretary.

Proposals and Nominations under Company Bylaws

Only stockholders meeting certain procedural and timing criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, stockholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2023 annual meeting of stockholders must be submitted to the Company no earlier than the close of business on January 10, 2023 and no later than the close of business on February 9, 2023. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material. Nominations or other proposals not meeting these requirements will be disregarded. All such stockholder proposals and nominations should be in writing and be submitted to the Secretary of the Company at its principle executive offices at Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, AR 72118.

In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Secretary of the Company no later than March 11, 2023.

Page-74

2022 ANNUAL PROXY STATEMENT

Householding of Proxy Materials and Proxy Solicitation Costs

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or other nominee if you are a beneficial owner and you hold your shares in street name or the Company if you hold common stock directly. Any such requests to the Company in writing should be addressed to: Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, AR 72118, Attention: Investor Relations. Requests can be made by phone by calling (501) 900-6400.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain Company directors, officers and regular employees, without additional compensation, by personal conversation, telephone, letter, electronically, or by facsimile.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the reports filed for the year ended December 31, 2021 and related written representations, the Company believes that during fiscal 2021, all of our directors and executive officers and any persons who own more than ten percent of our common stock filed the required reports on a timely basis, except for the failure to file a Form 4 on a timely basis for Vijay Manthripragada with regards to the exercise of options to purchase common stock and the sale of shares of Company stock issued upon exercise of such options, in each case on November 4 , 2021. The Form 4 reporting this purchase was filed on December 20, 2021.

Page-75

2022 ANNUAL PROXY STATEMENT

ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2021 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You can access a copy of our 2021 Annual Report on Form 10-K in the Investors section on the Company’s website at www.montrose-env.com. The Company will furnish without charge a copy of the 2021 Form 10-K, including the financial statements and any schedules thereto or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on the Record Date. The Company will also furnish copies of any exhibits to the 2021 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Montrose Environmental Group, Inc., 5120 Northshore Drive, North Little Rock, AR 72118, Attention: Investor Relations.

FOR THE BOARD OF DIRECTORS

Nasym Afsari, General Counsel and Secretary

North Little Rock, Arkansas

March 29, 2022

Page-76

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/MEG • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-680-0764 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Montrose Environmental Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 16, 2022 TIME: Tuesday, May 10, 2022 9:00 AM, Central Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MEG for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Nasym Afsari and Allan Dicks (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Montrose Environmental Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Montrose Environmental Group, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR ON PROPOSALS 2, 3 AND FOR PROPOSAL 4, THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect three Class II directors to our Board of Directors to hold office until the Company’s 2025 annual meeting of stockholders, or until their successors are duly elected and qualified FOR WITHHOLD 1.01 J. Thomas Presby FOR #P2# #P2# 1.02 James K. Price FOR #P3# #P3# 1.03 Janet Risi Field FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To ratify the appointment of Deloitte & Touche LLP, as independent registered public FOR accounting firm for the Company for the fiscal year ending December 31, 2022 #P5# #P5# #P5# 3. To approve, on a non-binding and advisory basis, the compensation of our named FOR executive officers #P6# #P6# #P6# 1YR 2YR 3YR ABSTAIN 4. To conduct a non-binding and advisory vote on the frequency of future non-binding, 1 YEAR advisory votes to approve the compensation of our named executive officers #P7# #P7# #P7# #P7# You must register to attend the meeting online and/or participate at www.proxydocs.com/MEG Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date